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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Millennium Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Millennium Pharmaceuticals, Inc. 40 Landsdowne Street Cambridge, MA 02139 617.679.7000 www.millennium.com

April 11, 2008

To our stockholders:

I invite you to our 2008 annual meeting of stockholders. The meeting is on Thursday, May 22, 2008 at 10:00 a.m., Eastern Time, at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138.

For your convenience, we are also offering a webcast of the meeting. If you choose to listen to the webcast, please go to http://www.millennium.com/investors shortly before the meeting time and follow the instructions. If you miss the meeting, you can listen to a replay of the webcast on that site until June 22, 2008.

The annual meeting is a terrific opportunity to learn more about our business and operations. I hope you will join us or listen to the webcast.

On the pages after this letter you will find the notice of our 2008 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice.

We are pleased this year to furnish our proxy materials to stockholders over the Internet as required by new Securities and Exchange Commission (SEC) rules. We believe the new rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. As a result, we are mailing to most of our stockholders a notice of Internet availability of proxy materials. This notice contains instructions about how to access our proxy statement and annual report, how to vote over the Internet and how to request printed copies of the proxy materials. As in past years, some stockholders who have consented to do so will receive the proxy materials via e-mail, which will contain voting instructions and links to the annual report and proxy statement on the Internet. We will mail printed copies of the proxy materials, including a proxy or voting instruction card containing instructions about how to vote, to stockholders who have previously indicated their preference for printed copies and to participants in Millennium's 401(k) plan.

As owners of Millennium, your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible.

Thank you for your ongoing support and continued interest in Millennium.

Sincerely,

DEBORAH DUNSIRE, M.D.
 President and Chief Executive Officer

MILLENNIUM PHARMACEUTICALS, INC.
40 Landsdowne Street
Cambridge, Massachusetts 02139

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Date		Thursday, May 22, 2008
Time		10:00 a.m., Eastern Time
Place		The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138
Webcast		Go to http://www.millennium.com/investors starting at 10:00 a.m. on May 22, 2008. The webcast will be archived on our website until June 22, 2008.
Proposals	1.	Elect ten directors to hold office for a one-year term until the 2009 annual meeting of stockholders.
	2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
	3.	Consider any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
Record Date		You are entitled to vote if you were a stockholder of record on March 25, 2008.

The Board of Directors recommends that you vote FOR Proposals 1 and 2.

On behalf of the Millennium Board of Directors,

JOEL S. GOLDBERG, Secretary
April 11, 2008

i

DIRECTOR COMPENSATION	17
Cash Compensation	18
Equity Compensation	19
Compensation Paid to Non-Employee Directors for 2007	20
COMPENSATION OF EXECUTIVE OFFICERS	23
Compensation Discussion and Analysis	23
Compensation and Talent Committee Report on Executive Compensation	34
Summary Compensation	35
2007 Grants of Plan-Based Awards	37
Outstanding Equity Awards at Fiscal Year-End 2007	38
2007 Option Exercises and Stock Vested	40
Nonqualified Deferred Compensation	41
Employment Agreements and Change in Control Arrangements	42
Potential Payments Upon Termination or Change of Control	44
EQUITY COMPENSATION PLAN INFORMATION	47
PROPOSAL 2 – RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008	49
AUDIT COMMITTEE REPORT	49
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51
Aggregate Fees for 2007 and 2006	52
Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services	52
ADDITIONAL INFORMATION	52
Stockholder Proposals for 2009 Annual Meeting	52
Householding of Meeting Materials	53

ii

MILLENNIUM PHARMACEUTICALS, INC.
40 Landsdowne Street
Cambridge, Massachusetts 02139

PROXY STATEMENT—2008 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2008 annual meeting of stockholders of Millennium Pharmaceuticals, Inc., including any postponements or adjournments of the meeting. The meeting will be held at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138, on Thursday, May 22, 2008 at 10:00 a.m. Eastern time.

In this proxy statement, we refer to Millennium Pharmaceuticals, Inc. as "Millennium," "we," "us" or the "Company."

We are providing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors.

Our annual report for the year ended December 31, 2007 and these proxy materials were furnished to stockholders on or about April 11, 2008.

Our annual report on Form 10-K for the year ended December 31, 2007 is available over the Internet at our website, http://www.millennium.com/investors, or through the SEC's EDGAR system at http://www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either: write to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or e-mail Investor Relations at info@mlnm.com.

Questions and Answers About the Proxy Statement and the 2008 Annual Meeting

Why did I receive these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail, in connection with the solicitation by our Board of Directors of proxies to be voted at our 2008 annual meeting of stockholders to be held at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138 on Thursday, May 22, 2008 at 10:00 a.m., Eastern time. As a stockholder of Millennium, you are invited to attend the annual meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Why did I receive a one-page notice of Internet availability of proxy materials in the mail this year instead of a full set of proxy materials?

We have provided access to our proxy statement and annual report to stockholders over the Internet this year as required by the new rules adopted by the SEC. As a result, on or about April 11, 2008, we are mailing a notice of Internet availability of proxy materials to most of our stockholders containing instructions about how to access the proxy statement and annual report on a website and how to vote over the Internet. The notice also contains instructions about how to request a printed copy of our proxy materials, including this proxy statement, our 2007 Annual Report and a form of proxy card or voting instruction card. In addition, you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Some stockholders will not receive a notice of Internet availability. Stockholders who have previously indicated their preference that a full set of printed proxy materials be mailed to them and participants in Millennium's 401(k) plan will receive printed copies of the proxy materials.

What am I voting on?

The Board is soliciting your vote to:

  •
  elect ten directors to hold office for a one-year term until the 2009 annual meeting of stockholders,

  •
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and

  •
  act on any other business as may properly come before the meeting.

How does the Board of Directors recommend that I vote?

FOR Proposal 1 – Elect ten directors to hold office for a one-year term until the 2009 annual meeting of stockholders.

FOR Proposal 2 – Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Who can vote?

Each share of our common stock that you owned as of the close of business on March 25, 2008, the record date, entitles you to one vote on each matter to be voted upon at the meeting. On the record date, there were 326,644,940 shares of Millennium common stock issued, outstanding and entitled to vote.

How do I vote?

If you received a notice of Internet availability of proxy materials, you may vote over the Internet by following the instructions provided in the notice.

If you received printed copies of the proxy materials, you may vote by completing your proxy card or voting information card and returning it by mail or by following the instructions provided in the proxy card or voting information card about how to vote over the Internet or by telephone.

In person at the meeting. If you are a stockholder of record, you may vote in person at the annual meeting by delivering your competed proxy card or by completing a ballot, which will be available at the meeting.

If you are a beneficial owner of shares held in street name and you want to vote in person at the annual meeting, you must contact the bank, broker or other organization that holds your shares in their name for your account prior to the meeting and obtain from them a valid proxy issued by them in your name giving you the right to vote the shares registered in their name. This is not the same as the proxy card or voting instruction card you may have received from us in connection with the distribution of these proxy materials. If you do not obtain a valid proxy from your bank, broker or other nominee, you will not be permitted to vote your shares in person at the annual meeting.

What's the difference between holding shares directly in my name as a stockholder of record and holding shares as a beneficial owner in street name?

Stockholder of record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the notice of Internet availability of proxy materials or the printed proxy materials were sent directly to you by Millennium.

Beneficial owner of shares held in street name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in street name, and the notice of Internet availability of proxy materials or the printed proxy materials were forwarded to you by that organization. The organization that holds your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares held in your account by following the instructions included with the notice or printed proxy materials sent to you by that organization.

What happens if I do not give specific voting instructions?

Stockholder of record. If you are a stockholder of record and you:

  •
  indicate when voting over the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

  •
  sign and return a proxy card without giving specific instructions,

then the persons named as proxy will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as they may determine in their discretion on any other matters properly presented for a vote at the annual meeting.

If you do not vote your shares over the Internet, by telephone, by returning a proxy card or by voting in person at the meeting, then you shares will not be voted.

Beneficial owner of shares held in street name. If you do not provide the organization that holds your shares with specific voting instructions, the organization generally may vote your shares on routine matters but cannot vote your shares on non-routine matters. Proposal 1, to elect ten directors to hold office for a one-year term until the 2009 annual meeting of stockholders, and Proposal 2, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, are both considered routine matters.

How can I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again over the Internet or by telephone (only your latest Internet or telephone vote will be counted), by signing and returning a new proxy card with a later date, or by attending the annual meeting and voting in person. However your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your proxy be revoked.

How do I vote my 401(k) shares?

You may give voting instructions for the number of shares of Millennium common stock equal to the interest in Millennium common stock credited to your 401(k) plan account as of the record date. To vote these shares, complete and return the proxy card sent to you with this proxy statement by Fidelity Management Trust Company. The 401(k) plan trustee will vote your shares according to your instructions. Only Fidelity and its affiliates or agents will have access to your individual voting instructions. Your voting instructions must be received by Fidelity by 12:00 a.m., Eastern time, on May 19, 2008. If you do not send instructions, the trustee will not vote your shares. You may revoke previously given voting instructions by filing with the trustee either a written revocation or a properly completed and signed proxy bearing a later date.

What does it mean if I receive more than one proxy card or more than one notice of Internet availability of proxy materials?

It means that you have more than one account, which may be at the transfer agent, with a brokerage, bank or other organization or at Fidelity in your Millennium 401(k) plan account. Please vote your shares in each account to ensure that all of your shares are voted.

How many shares must be present to hold the meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet, by telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon will be counted as present for the purpose of determining whether a quorum exists. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares on a particular matter, which we refer to as broker non-votes, will be counted as present for the purpose of determining whether a quorum exists for that proposal.

If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

What vote is required to approve each proposal and how are votes counted?

Proposal 1 – Elect ten directors to hold office for a one-year term until the 2009 annual meeting of stockholders. The nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld and broker non-votes will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2 – Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. To approve Proposal 2, stockholders holding a majority of Millennium common stock present or represented by proxy at the meeting and voting on the matter must vote FOR Proposal 2. Broker non-votes and abstentions will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the results of the vote.

If your shares are held by your brokerage, bank or other organization in street name and you do not vote your shares, the organization holding your shares has authority to vote your unvoted shares held by the organization on Proposal 1 and Proposal 2.

Are there other matters to be voted on at the meeting?

We do not know of any other matters that may come before the meeting other than those referred to in this proxy statement. If any other matters are properly presented to the meeting, the persons named as proxy intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the meeting?

We will announce the voting results at the meeting. In addition, we will publish the voting results in our quarterly report on Form 10-Q for the second quarter of 2008, which we are required to file with the SEC by August 11, 2008. To request a printed copy of the Form 10-Q, you may write to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or e-mail Investor Relations at info@mlnm.com. You will also be able to find a copy on the Internet through our website at http://www.millennium.com/investors or through the SEC's electronic data system called EDGAR at http://www.sec.gov.

What are the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

Proposal 1 – Elect ten directors to hold office for a one-year term until the 2009 annual meeting of stockholders.

The Board, upon recommendation of the Board Governance Committee, has nominated the persons listed below for election as directors. Each nominee currently serves as a director. The Board of Directors recommends a vote FOR the nominees named below.

Our Board of Directors currently consists of ten members. All directors are elected annually. The term of our current directors expires at the 2008 annual meeting of stockholders. The persons named as proxy holders will vote your shares to elect the ten nominees listed below to a one-year term to hold office until the 2009 annual meeting of stockholders and until their successors are duly elected and qualified, unless you indicate on the proxy that your vote should be withheld from any or all of these nominees.

All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our executive officers or directors.

For more information on nomination of directors, see "Board Governance Committee" below in the section entitled "Committees of the Board" in the discussion of "Our Corporate Governance."

Below are the names of, and additional information about, our directors.

DEBORAH DUNSIRE, M.D. Age: 45 President and Chief Executive Officer of Millennium Pharmaceuticals, Inc. Director since July 2005	Dr. Dunsire is President and Chief Executive Officer of Millennium (since July 2005). Prior to joining Millennium, Dr. Dunsire was Senior Vice President and Head of North American Oncology Operations (2000 to July 2005) and Vice President, Oncology Business Unit (1996 to 2000) of Novartis, a pharmaceutical company. Prior to that, she held various positions with Sandoz, a pharmaceutical company (1988 to 1996), in the areas of product management, scientific development and clinical research. Dr. Dunsire is a director of Allergan, Inc., a pharmaceutical company.

ROBERT F. FRIEL Age: 52 President and Chief Executive Officer of PerkinElmer, Inc. Director since June 2005 Audit Committee (Chairman)	Mr. Friel is Chief Executive Officer (since February 2008) and President (since August 2007) of PerkinElmer, Inc., a global technology leader in health services and photonics. He previously served as Chief Operating Officer (August 2007 to February 2008) and Vice Chairman and President of Life and Analytical Sciences (2005 to August 2007) of PerkinElmer. Prior to being appointed Vice Chairman, Mr. Friel served as Executive Vice President and Chief Financial Officer of PerkinElmer (2004 to 2005). He joined PerkinElmer in 1999 and was one of the primary architects of PerkinElmer's transformation into a global technology leader in health sciences and photonics. Previously, he held several senior management positions at AlliedSignal, Inc., now Honeywell International, a technology and manufacturing company. Mr. Friel is a director of PerkinElmer, Inc. and Fairchild Semiconductor International, Inc., a supplier of high performance power products.

A. GRANT HEIDRICH, III Age: 55 Partner Emeritus of Mayfield Director since January 1993 Vice Chairman of the Board of Directors Compensation and Talent Committee Board Governance Committee	Mr. Heidrich is Partner Emeritus of Mayfield, a venture capital firm (since January 2004). He served as General Partner and Managing Director of Mayfield (1983 to 2004). He is a director of Cytokinetics, Incorporated, a biopharmaceutical company.

CHARLES J. HOMCY, M.D. Age: 59 President and Chief Executive Officer of Portola Pharmaceuticals, Inc. Director since December 2002 Research and Development Committee (Chairman)	Dr. Homcy is President and Chief Executive Officer of Portola Pharmaceuticals, Inc., a biotechnology company (since November 2003). He is also a Clinical Professor of Medicine at the University of California, San Francisco Medical School (since 1997) and an attending physician at the San Francisco VA Hospital (since 1997). Dr. Homcy served as Senior Advisor R&D (January 2003 to November 2003) and President of Research and Development (February 2002 to December 2002) of Millennium. Prior to joining Millennium, Dr. Homcy was Executive Vice President, Research and Development (1995 to February 2002) and Director (1998 to February 2002) of COR Therapeutics, Inc., a biotechnology company. He served as President of the Medical Research Division of American Cyanamid Company-Lederle Laboratories, a pharmaceutical company (now a division of Wyeth-Ayerst Laboratories) (1994 to March 1995). He is a director of Kosan Biosciences Incorporated, a biotechnology company, Cytokinetics, Incorporated, a biopharmaceutical company, and Geron Corporation, a biopharmaceutical company.

RAJU S. KUCHERLAPATI, PH.D.
Age: 65
Scientific Director of Harvard-
Partners Center for Genetics
and Genomics and Professor
of Genetics at Harvard
Medical School

 Director since January 1993
Board Governance Committee
(Chairman)
Research and Development Committee	Dr. Kucherlapati is Scientific Director of the Harvard-Partners Center for Genetics and Genomics and Professor of Genetics at Harvard Medical School (since September 2001). He was Professor and Chairman of the Department of Molecular Genetics at Albert Einstein College of Medicine (1989 to September 2001). Dr. Kucherlapati is a founder of Millennium.

JEFFREY M. LEIDEN, M.D., PH.D. Managing Director of Clarus Ventures Age: 52 Director since October 2007 Research and Development Committee	Dr. Leiden is a managing director of Clarus Ventures, a life sciences venture capital firm (since September 2007). He was President and Chief Operating Officer, Pharmaceutical Products Group (September 2000 to March 2006) and Chief Scientific Officer (July 2000 to March 2006) of Abbott Laboratories, a biopharmaceutical company. Before joining Abbott, Dr. Leiden held several academic appointments including Chief of Cardiology and Director of the Cardiovascular Research Institute at the University of Chicago, the Elkan R. Blout Professor of Biological Sciences at the Harvard School of Public Health and Professor of Medicine at Harvard Medical School. Dr. Leiden is a director of Shire PLC, a pharmaceutical company.

MARK J. LEVIN Partner of Third Rock Ventures, LLC Age: 57 Director since January 1993	Mr. Levin is a partner of Third Rock Ventures, LLC, a venture capital firm (since September 2007). Previously he was Chairperson of the Board of Directors (March 1996 to July 2005), President (1993 to July 2005) and Chief Executive Officer (November 1994 to July 2005) of Millennium. Prior to joining Millennium, Mr. Levin was a Partner at Mayfield, a venture capital firm (1987 to 1994), and held various positions with Genentech, Inc., Foxboro Company, Miller Brewing Company and Eli Lilly and Company (1974 to 1987) in biochemical and process engineering, marketing and project leadership.

NORMAN C. SELBY Age: 56 Senior Managing Director of Perseus, L.L.C. Director since May 2000 Audit Committee Compensation and Talent Committee	Mr. Selby is Senior Managing Director of Perseus, L.L.C., a merchant bank and private equity fund management company (since August 2005). Mr. Selby served as Chairman of Windhover Information, Inc., a publishing and information company serving the pharmaceutical, biotechnology and medical device industries, until its sale to Reed Elsevier (May 2004 to March 2008). Before that, he was President and Chief Executive Officer of TransForm Pharmaceuticals, Inc., a drug development company (June 2001 to May 2004) and Executive Vice President of Citicorp, a financial services company, (1997-2000). Mr. Selby was Director and Senior Partner of McKinsey & Company, an international management consulting firm (1978 to 1997), and head of the firm's global pharmaceuticals and medical products practice. Mr. Selby serves on the Board of the Memorial Sloan-Kettering Cancer Center.

KENNETH E. WEG Age: 69 Chairman of Clearview Projects, Inc. Director since March 2001 Chairman of the Board of Directors Compensation and Talent Committee (Chairman) Board Governance Committee	Mr. Weg is Chairman of Clearview Projects, Inc., a company engaged in partnering and deal transaction services to biopharmaceutical companies and academic institutions (since February 2001). Mr. Weg served as Vice Chairman (1999 to 2001), member of the Office of Chairman (1998 to 2001), Executive Vice President (1995 to 2001), President of the Worldwide Medicines Group (1997 to 1998), President of the Pharmaceutical Group (1993 to 1996) and President of Pharmaceutical Operations (1991 to 1993) of Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Weg serves on the Board of Fox Chase Cancer Center.

ANTHONY H. WILD, PH.D. Age: 59 General Partner of Bows Pharmaceuticals AG Director since February 2006 Audit Committee Research and Development Committee	Dr. Wild is general partner of Bows Pharmaceuticals AG, a biotechnology company (since October 2006). He was Chairman (September 2001 to August 2007) and Chief Executive Officer (September 2001 to April 2006) of MedPointe, Inc., a specialty pharmaceutical company. Prior to joining MedPointe, Dr. Wild served as Executive Vice President of Warner-Lambert and President of its pharmaceutical sector until its merger with Pfizer in June 2000, with worldwide responsibility for Warner-Lambert's pharmaceutical commercial operations and research and development. Before joining Warner-Lambert in 1995, Dr. Wild spent 22 years with Schering-Plough Corporation in a number of global positions, culminating as president of Schering-Plough's Japanese operations. Dr. Wild also served at Sandoz AG as a development chemist.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On March 25, 2008, Millennium had 326,644,940 shares of common stock issued and outstanding. The following table shows certain information about the beneficial ownership of Millennium common stock, as of that date, by:

  •
  each of our current directors;

  •
  each nominee for director;

  •
  our Chief Executive Officer;

  •
  our Chief Financial Officer;

  •
  each of our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2007 and are named in the Summary Compensation Table; and

  •
  all of our current directors and executive officers as a group.

According to SEC rules, we have included in the column "Number of Issued Shares" all shares over which the person has sole or shared voting or investment power, and we have included in the column "Number of Shares Issuable" all shares that the person has the right to acquire within 60 days after March 25, 2008 through the exercise of any stock option. All shares that a person has a right to acquire within 60 days of March 25, 2008 are deemed outstanding for the purpose of computing the percentage beneficially owned by that person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares listed opposite the person's name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table.

Name	Number of Issued Shares(1)	Number of Shares Issuable(2)	Total	Percent

Deborah Dunsire, M.D.	807,856	231,248	1,039,104	*
Robert F. Friel	12,408	40,312	52,720	*
A. Grant Heidrich, III	103,000	158,000	261,000	*
Charles J. Homcy, M.D.	64,514	388,950	453,464	*
Raju S. Kucherlapati, Ph.D.(3)	713,026	146,042	859,068	*
Jeffrey M. Leiden, M.D., Ph.D.	—	—	—	*
Mark J. Levin	2,670,119	1,978,750	4,648,869	1.4%
Norman C. Selby(4)	10,163	142,545	152,708	*
Kenneth E. Weg	10,000	132,750	142,750	*
Anthony H. Wild, Ph.D.	12,914	19,490	32,404	*
Christophe Bianchi	203,207	112,500	315,707	*
Marsha H. Fanucci	118,001	748,052	866,053	*
Laurie B. Keating	106,437	140,776	247,213	*
Nancy Simonian	80,209	365,566	445,775	*
All current directors and executive officers as a group (18 persons)	5,393,143	6,034,692	11,427,835	3.4%

*
Less than one percent

(1)
Includes shares contributed by Millennium to our 401(k) plan for the benefit of the named executive officer as of December 31, 2007 as follows: Dr. Dunsire, 1,782 shares; Dr. Bianchi, 1,807 shares; Ms. Fanucci, 5,217 shares; Ms. Keating, 3,197 shares; Mr. Levin, 5,895 shares; Dr. Simonian, 4,975 shares; and all current directors and executive officers as a group, 37,850 shares.

(2)
Shares that can be acquired through stock option exercises through May 24, 2008.

(3)
Includes 3,045 shares held by a custodian under the Uniform Gifts to Minors Act for Dr. Kucherlapati's son. Dr. Kucherlapati disclaims beneficial ownership of these shares.

(4)
Includes 1,010 shares held by trusts for each of Mr. Selby's two sons and 1,143 shares held by Mr. Selby's spouse. Mr. Selby disclaims beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of reports and written representations submitted to Millennium, we believe that in 2007 our directors and executive officers and beneficial owners of more than 10% of our common stock filed on a timely basis all reports of holdings and transactions in Millennium common stock required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that on January 26, 2007, the Company filed on Dr. Homcy's behalf a late Form 4 reporting that he exercised a stock option on January 23, 2007.

Ownership By Principal Stockholders

The following table shows certain information, based on filings with the SEC as of March 25, 2008, about the beneficial ownership of our common stock as of the date indicated below by each person known to us owning beneficially more than 5% of our common stock.

Name and Address	Number of Shares		Percent

Capital Group International, Inc. and Capital Guardian Trust Company	23,270,230	(1)	7.1%
11100 Santa Monica Blvd.
Los Angeles, CA 90025
ClearBridge Advisors, LLC	35,872,265	(2)	11.0%
Smith Barney Fund Management LLC
Batterymarch Financial Management, Inc.
399 Park Avenue
New York, NY 10022
The TCW Group, Inc., on behalf of the TCW Business Unit	20,477,446	(3)	6.3%
865 South Figueroa Street
Los Angeles, CA 90017
Wellington Management Company, LLP	40,971,805	(4)	12.6%
75 State Street
Boston, MA 02109

(1)
According to a Schedule 13G/A filed jointly with the SEC on February 12, 2008, Capital Group International, Inc. reports having sole voting power for 18,056,690 shares and sole dispositive power for 23,270,230 shares and Capital Guardian Trust Company reports having sole voting power for 14,755,990 shares and sole dispositive power for 19,609,090 shares.

(2)
According to a Schedule 13G/A filed jointly with the SEC on February 14, 2008, ClearBridge Advisors, LLC, Smith Barney Fund Management LLC and Batterymarch Financial Management, Inc. report having shared power to vote or direct the vote for 27,102,379 shares and shared power to dispose or to direct the disposition of 35,872,265 shares. ClearBridge Advisors, LLC reports having shared voting power for 26,657,256 shares and shared dispositive power for 35,243,702 shares. Smith Barney Fund Management LLC reports having shared voting power for 242,976 shares and shared dispositive power for 242,976 shares. Batterymarch Financial Management, Inc. reports having shared voting power for 202,147 shares and shared dispositive power for 385,587 shares.

(3)
According to a Schedule 13G/A filed with the SEC on February 11, 2008, The TCW Group, Inc. on behalf of the TCW Business Unit reports having shared voting power for 16,158,601 shares and shared dispositive power for 20,477,446 shares.

(4)
According to a Schedule 13G/A filed with the SEC on February 14, 2008, Wellington Management Company, LLP reports having shared voting power for 21,296,053 shares and shared dispositive power for 40,971,805 shares.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Millennium to achieve business success and to create value for our stockholders. Our Board of Directors is committed to high governance standards and to continually work to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board of Directors

Our Board of Directors currently consists of ten members. The Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It elects senior management and oversees succession planning and senior management's performance and compensation. The Board also oversees our long and short term strategic and business planning, and conducts a year-long process which culminates in Board review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with the Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and committee meetings and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board. We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. We have an orientation procedure for new Board members, which introduces each new member to Millennium's business through a series of meetings with management, tours of facilities and written materials about Millennium and the biopharmaceutical business.

In 2007, the Board of Directors met eight times. During 2007, each of our current directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which the director served. We do not have a policy requiring our Board members to attend our annual meetings of stockholders. In 2007, all of our Board members attended our annual meeting in person, except Mr. Heidrich. We expect our Board members to attend the 2008 annual meeting.

Board Policies

The Board is guided by Board Policies, originally adopted in 2001, and most recently revised in May 2007. In 2007, the Board amended the Policies to:

  •
  require any director who receives, in the case of an uncontested election, a greater number of votes "withheld" from his or her election than votes "for" his or her election, to offer his or her immediate resignation from the Board, with the Board determining whether or not to accept the director's resignation following the procedures specified in the Policies; and

  •
  remove provisions relating to a classified Board.

We believe our Board Policies demonstrate our continuing commitment to good corporate governance. These Policies are reviewed by the Board from time to time, as the Board determines is necessary. The Policies are posted on the corporate governance section of our website at http://www.millennium.com/investors.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. At the beginning of each year, the

Board adopts goals that it considers important for the Board to achieve during that year, monitors progress towards those goals throughout the year and conducts a review to assess whether it has successfully achieved those goals and how well the Board has performed in providing oversight and adding value to Millennium. Each of the Board's standing committees also adopts yearly goals and conducts annual self-evaluations.

The Board Governance Committee periodically assesses the Board's performance, and the performance of individual members, and reports its conclusions to the full Board. Each Board member annually completes a self-evaluation of his or her contributions. Also, after each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and the conduct of the meeting and to offer suggestions for improvement.

Code of Conduct, Business Ethics and Compliance

The Board of Directors originally adopted our code of business conduct and ethics, the Core Values Handbook, in December 2003, which was most recently revised and updated in September 2007. The Core Values Handbook applies to all members of the Board of Directors and all employees of Millennium, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Handbook also contains additional obligations to which our Chief Executive Officer and senior financial officers are subject. Our Core Values Handbook is posted on the corporate governance section of our website at http://www.millennium.com/investors. We intend to post on our website all disclosures that are required by law or the NASDAQ Global Select Market listing standards concerning any amendments to, or waivers from, our code of business conduct and ethics. Stockholders may request a free copy of our Core Values Handbook by writing to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139.

Review and Approval of Transactions with Related Persons

The Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Millennium is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board's Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Committee meetings, subject to ratification by the Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the Committee will review and consider:

  •
  the related person's interest in the transaction;

  •
  the approximate dollar value of the amount involved in the transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Millennium's best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 dollars or 5% of the annual gross revenues of the company receiving payment under the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or By-laws.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation and Talent Committee in the manner specified in its charter.

Transactions with Related Persons

In November 2003, we entered into a transaction with Portola Pharmaceuticals, Inc., a new biopharmaceutical company focused on the discovery and development of novel therapeutics for the treatment and prevention of severe cardiovascular diseases. Charles Homcy, who serves on our Board of Directors, is Portola's President, Chief Executive Officer and a member of Portola's Board of Directors. In connection with this transaction, we licensed to Portola certain rights in the area of thrombosis research, sold to Portola certain assets and subleased to Portola a portion of our leased property in South San Francisco. Under the license, we are entitled to receive milestone and royalty payments upon the achievement of certain events. As a part of this transaction, we were granted shares of Portola's Series A Preferred Stock valued at $1.0 million. In August 2004 and December 2004, we entered into additional transactions with Portola to license our Factor Xa inhibitor program in return for milestone and royalty payments upon achievement of certain events and to co-develop a device and system for profiling blood deposits based upon a Millennium patent. In December 2005, we amended the 2003 and 2004 license agreements and granted Portola an exclusive license to Millennium's patent for the profiling device and system and certain other rights. As part of these transactions, we received $500,000 in cash and shares of Portola Series B Preferred Stock valued at $500,000. Portola paid us $5.0 million under the license agreements during 2007. In 2007, we amended our sublease with Portola to extend its terms through the end of our main lease term in June 2011. Under the sublease with us, Portola pays us monthly rent at a rate which began at approximately $55,000 and increased to approximately $100,000 over the first three years of the sublease. Portola currently pays us rent of approximately $100,000 per month, which will increase slightly during the remainder of the lease term. During 2007, we received a total of $1.3 million from Portola under the sublease. All of these transactions were negotiated on an arm's-length basis. We followed our related person transaction policy for the 2007 amendment to the sublease discussed above, but did not do so for the other transactions discussed above as we entered into these transactions before we adopted this policy.

Independence of Directors

The Board Policies provide that a substantial majority of the Board as a whole should be composed of independent directors. The Board Governance Committee annually reviews the independence of the directors and reports to the Board which directors it recommends that the Board determine are independent, and the Board makes the determination. No director is considered independent unless the Board has determined that he or she has no material relationship with Millennium, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with Millennium. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. The Board uses the NASDAQ Global Select Market listing standards for director independence, applicable laws and regulations and other factors in making its determinations. The independence standards used by our Board of Directors are posted on the corporate governance section of our website at http://www.millennium.com/investors.

The Board has determined that Mr. Friel, Mr. Heidrich, Dr. Kucherlapati, Dr. Leiden, Mr. Selby, Mr. Weg and Dr. Wild are currently independent directors and that Dr. Dunsire, Dr. Homcy and Mr. Levin are currently not independent directors. All members of the Audit Committee, the Compensation and Talent Committee and the Board Governance Committee are independent directors.

Executive Sessions of Independent Directors

Directors who are independent under the NASDAQ Global Select Market listing standards meet in executive session without management present at every regularly scheduled Board meeting. The independent directors met five times in executive session in 2007. In addition, periodically the Board meets in executive session without the Chief Executive Officer present.

Chairman of the Board

Effective as of July 2005, the Board appointed Kenneth Weg, an independent director, as the Chairman of the Board. The Chairman presides at the meetings of the Board of Directors, sets the agenda for the meeting in consultation with the Vice Chairman, the Chief Executive Officer, the General Counsel and the Corporate Secretary, acts as the leader of the non-employee directors and makes himself available to our management on an as needed basis to discuss significant matters.

Vice Chairman of the Board

The Vice Chairman of the Board oversees an annual process of Board and director evaluation, including providing appropriate feedback to the Board. The Vice Chairman provides assistance to the Chairman of the Board, Chief Executive Officer, General Counsel and Corporate Secretary in planning Board agendas, and acts as Chairman of the Board in the absence of the Chairman or a vacancy in the position of Chairman. The position of Vice Chairman assumed the responsibilities of the former position of lead outside director. Mr. Heidrich, an independent director, is currently serving as our Vice Chairman of the Board.

Committees of the Board

The Board currently has four standing committees: the Audit Committee, the Compensation and Talent Committee, the Board Governance Committee and the Research and Development Committee. Each of these committees operates under a charter that has been approved by our Board of Directors. Current copies of each committee's charter are posted on the corporate governance section of our website at http://www.millennium.com/investors. Each charter is also available in print to any stockholder who requests it. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit Committee

Members:	Meetings in 2007: 8
Robert F. Friel, Chairman
Norman C. Selby
Anthony H. Wild

The Audit Committee consists entirely of independent directors within the meaning of the NASDAQ Global Select Market listing standards, including the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, each of whom satisfies the other requirements of the NASDAQ Global Select Market relating to Audit Committee members.

The Board of Directors has determined that Robert F. Friel, Chairman of the Committee, Norman C. Selby and Anthony H. Wild each qualify as an audit committee financial expert.

The Audit Committee's primary function is to assist the Board in monitoring the integrity of our financial statements and our systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and monitoring the performance of our independent registered public accounting firm. The Committee is responsible for pre-approving any engagements of our independent registered public accounting firm.

The Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our compliance efforts.

The Committee members meet regularly with our independent registered public accounting firm without management present and with members of management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements concerning our accounting practices or financial statements.

The Committee conducts a meeting each quarter to review the financial statements prior to the public release of earnings.

The Audit Committee also meets regularly with our chief compliance officer, including the opportunity for a separate private session at every meeting with the chief compliance officer without management present.

The Committee has the authority to retain, approve fees for and terminate special legal, accounting or other consultants to advise the Committee.

Please also see the Audit Committee Report on page 49 below.

Compensation and Talent Committee

Members:	Meetings in 2007: 6
Kenneth E. Weg, Chairman
A. Grant Heidrich, III
Norman C. Selby

The Compensation and Talent Committee consists entirely of independent directors within the meaning of applicable NASDAQ Global Select Market listing standards.

The Compensation and Talent Committee's responsibilities include:

  •
  establishing the base salary, incentive compensation and any other compensation for the Chief Executive Officer and all other executive officers;

  •
  monitoring the Company's management incentive and stock based compensation plans, and discharging the duties delegated to the Committee by the Board or the terms of those plans; and

  •
  performing other functions or duties deemed appropriate by the Board.

Compensation decisions for all of the Company's executive officers are made by the Compensation and Talent Committee. The Committee has engaged W.T. Haigh & Co., an outside compensation consulting firm, to conduct an annual review of its total compensation program for executive officers. The agenda for meetings of the Compensation and Talent Committee is determined by its Chairman with the assistance of the Company's Senior Vice President of Human Resources. The Chief Executive Officer, the Senior Vice President of Human Resources and the General Counsel regularly attend Compensation and Talent Committee meetings. The Compensation and Talent Committee periodically meets in executive session. The Compensation and Talent Committee's Chairman reports the Committee's actions and recommendations to the Board. Independent advisors and the Company's human resources department support the Compensation and Talent Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation and Talent Committee has the authority to retain, approve fees for and terminate special legal, accounting or other consultants to advise the Committee.

Please also see the Compensation Discussion and Analysis beginning on page 23 and the Compensation and Talent Committee Report on Executive Compensation on page 34 below.

Board Governance Committee

Members:	Meetings in 2007: 4
Raju S. Kucherlapati, Chairman
A. Grant Heidrich, III
Kenneth E. Weg

The Board Governance Committee consists entirely of independent directors within the meaning of applicable NASDAQ Global Select Market listing standards.

The Board Governance Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs. It periodically evaluates the composition of the Board, the contribution of individual directors and the Board's effectiveness as a whole. The Committee also recommends to the Board assignment of Board members to committees. In addition, the Committee reviews compensation for non-employee directors and recommends to the Board changes as appropriate.

The Committee also recommends to our full Board individuals to serve as directors. The Committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Millennium. See the discussion under Board Membership Criteria on page 16 below.

The Board Governance Committee's process to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation discussed below is followed, the Board Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The Committee also from time to time utilizes the services of a search firm to help identify candidates for director.

The Committee will consider qualified candidates for director recommended and submitted by stockholders. Submissions that meet the then current criteria for Board membership are forwarded to the Chairman of the Board Governance Committee for further review and consideration. The Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board Governance Committee, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, Attention: Corporate Secretary. In addition, our By-Laws permit stockholders to nominate individuals, without any action or recommendation by the Board Governance Committee or the Board, for election as directors at an annual stockholder meeting. For a description of this By-Law provision, see Additional Information on page 52 below.

The Committee has the authority to retain, approve fees for and terminate special legal, accounting or other consultants to advise the Committee.

Research and Development Committee

Members:	Meetings in 2007: 4
Charles J. Homcy, Chairman
Raju S. Kucherlapati
Jeffrey M. Leiden
Anthony H. Wild

The Research and Development Committee addresses drug discovery and pipeline review issues. The Committee is responsible for assisting Millennium in evaluating research and development issues and decisions and providing a detailed perspective on research and development efforts to the Board of Directors.

Communications with the Board

You may contact the Board of Directors or any committee of the Board by writing to Board of Directors (or specified committee), Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, MA 02139, Attention: Corporate Secretary or by sending an e-mail to "corporatesecretary@mlnm.com." You should indicate on your correspondence that you are a Millennium stockholder. Communications will be distributed to the Chairman of the Board, Vice Chairman of the Board, the appropriate committee chairman or other members of the Board, as appropriate, depending on the facts and circumstances stated in the communication received. In general, communications relating to corporate governance and corporate strategy are more likely to be distributed than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Anyone may express financial, internal auditing controls or auditing concerns to the Audit Committee by calling the Corporate Secretary's helpline voicemail box at 866-469-6566, by sending an e-mail to "corporatesecretary@mlnm.com" or by regular mail sent to Audit Committee, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139 Attention: Corporate Secretary. Messages to the Audit Committee will be received by our Corporate Secretary who will promptly report all appropriate messages received to the Audit Committee or a designated member of the Audit Committee. You may report your concern anonymously or confidentially.

Board Membership Criteria

The Board Governance Committee reviews with the Board on a periodic basis the appropriate skills and characteristics required of directors in the context of Millennium's current and future needs. The Committee regularly assesses the skills and characteristics of current directors, identifies opportunities for enhancing the skill sets represented on the Board and prepares appropriate recruiting plans. To be considered as a prospective nominee for director a person should possess the highest personal and professional ethics, have excellent business judgment and the ability to act in the interests of our stockholders, and possess knowledge and abilities that will enable the Board to fulfill its responsibilities. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation and Talent Committee are Mr. Weg, Mr. Heidrich and Mr. Selby. No member of the Compensation and Talent Committee was at any time during 2007, or formerly, an officer or employee of Millennium or any subsidiary of Millennium. No executive officer of Millennium has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Millennium or member of our Compensation and Talent Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Millennium, so that they will serve free from undue concerns for liability for actions taken on behalf of Millennium. This indemnification is required under our corporate charter.

On February 28, 2008, we entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements are in addition to the coverage provided by our certificate of incorporation and by our officers' and directors' liability insurance. The indemnification agreements provide, among other things, that we will indemnify our directors and executive officers for specified expenses, including attorneys' fees, judgments, fines, penalties and settlement amounts, that the director or officer actually and reasonably incurs in any action or proceeding arising out of the person's services as our director or executive officer. In particular circumstances, expenses may be paid in advance to the officer or director. The agreement does not indemnify the officer or director in connection with a proceeding initiated by the officer or director unless our Board of Directors approved the initiation of the proceeding or the proceeding was commenced following a change in control. The agreement also does not indemnify the person to the extent the person's expenses are reimbursed from the proceeds of insurance, and if we make any indemnification payments to the person which are later reimbursed from the proceeds of insurance, the person must refund the amount of the reimbursed payments to us.

DIRECTOR COMPENSATION

We do not pay directors who are also Millennium employees any additional compensation for their service as a director. Accordingly, Dr. Dunsire does not receive any additional compensation for her service as a director. We do pay our non-employee directors for their service as directors.

Each year, the Board Governance Committee reviews the compensation we pay to our non-employee directors. The Committee compares our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The Committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Effective May 10, 2007, the Board of Directors approved changes to the compensation arrangements for non-employee directors. The changes were recommended to the Board by the Board Governance Committee and the Compensation and Talent Committee and reflect the Committees' discussions with the Board's compensation consultant.

The rate of compensation that we currently pay to our non-employee directors is detailed below.

Cash Compensation

Each director who is not an employee of Millennium receives:

Type of Fee	Amount ($)	For each

Annual retainer(1):	50,000	Year of service
Additional annual retainer for chairman of the board:	20,000	Year of service
Additional annual retainer for vice chairman of the board:	10,000	Year of service
Additional annual retainer for chairman of audit committee:	10,000	Year of service
Additional annual retainer for committee chairman (other than audit committee chairman):	5,000	Year of service
Attendance(2):	2,500	Board meeting attended in person
	1,500	Board meeting by conference telephone
	1,500	Board committee meeting attended in person
	1,000	Board committee meeting by conference telephone

(1)
The annual retainer was $40,000 prior to the changes approved by the Board on May 10, 2007.

(2)
The fees for attendance prior to the changes approved by the Board on May 10, 2007 were $2,000 for a Board meeting attended in person, $1,000 for a Board meeting attended by conference telephone, $1,000 for a Board committee meeting attended in person and $750 for a Board committee meeting attended by conference telephone.

Non-employee directors may choose to receive all or a portion of their annual retainer in the form of our common stock.

Millennium also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Equity Compensation

Directors also currently participate in our 2007 Incentive Plan. Under the equity program for directors adopted by the Board, our non-employee directors currently receive equity awards as follows:

	Number of shares or units	Granted on	Vesting schedule

Initial option grant:	35,000	the date the director is first elected	25% annually over four years beginning on the first anniversary of the date of grant
Annual restricted stock
units award:	5,000	the last business day of the month in which the annual meeting of stockholders occurs, prorated for service on the Board of less than one year	100% on the first anniversary of the date of grant with the option to defer receipt of the shares of common stock underlying the stock units until a later date
Annual stock option grant:	20,000	the last business day of the month in which the annual meeting of stockholders occurs, prorated for service on the Board of less than one year	100% on the first anniversary of the date of grant
Non-employee Chairman of the
Board:	10,000	the date of the annual option grant	100% on the first anniversary of the date of grant
Chairman of Audit Committee:	5,000	the date of the annual option grant	100% on the first anniversary of the date of grant
Committee chairman (other than
Audit Committee Chairman):	2,500	the date of the annual option grant	100% on the first anniversary of the date of grant
Vice Chairman of the Board:	5,000	the date of the annual option grant	100% on the first anniversary of the date of grant

Prior to the changes approved by the Board on May 10, 2007:

  •
  the initial stock option grant was made in three installments on the date the director was elected, one month later and two months later and vested monthly over four years;

  •
  the annual stock option grant was made in three installments on May 1, June 1 and July 1 of each year and vested monthly over one year; and

  •
  the basic annual stock option grant was for 15,000 shares.

Annual restricted stock unit awards were added to the non-employee director compensation program in May 2007.

Each option terminates on the earlier of ten years after the date of grant or the date 90 days after the option holder ceases to serve as a director (or one year in the case of disability and three years in the event of death). Under the 2007 Incentive Plan an option becomes fully vested in the event of the death of the director. The exercise price of options granted under the 2007 Incentive Plan is equal to the closing price of Millennium common stock on the NASDAQ Global Select Market on the date of grant.

If the service of the director terminates, the director will receive shares for any portion of the restricted stock unit award that is vested on his termination date. The restricted stock unit award becomes fully vested in the event of the death of the director.

Compensation Paid to Non-Employee Directors for 2007

The following table shows certain information about compensation earned by, or paid to, our non-employee directors for 2007.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(5)	Option Awards ($)(4)(5)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert F. Friel	82,122	28,601	92,074		—	—	—	202,797
A. Grant Heidrich, III	81,417	28,601	83,213		—	—	—	193,231
Charles J. Homcy	67,499	28,601	61,167		—	—	—	157,267
Raju S. Kucherlapati	73,167	28,601	73,656		—	—	—	175,424
Eric S. Lander(6)	19,000	—	28,726		—	—	—	47,726
Jeffrey M. Leiden	16,500	—	11,561		—	—	—	28,061
Mark J. Levin	64,416	28,601	616,673	(7)	—	—	—	709,690
Norman C. Selby	77,416	28,601	68,070		—	—	—	174,087
Kenneth E. Weg	95,667	28,601	98,084		—	—	—	222,352
Anthony H. Wild	71,166	28,601	76,163		—	—	—	175,930

(1)
Deborah Dunsire, our Chief Executive Officer and President, is not included in this table as she is an employee of Millennium and receives no additional compensation for her services as a director. The compensation received by Dr. Dunsire as an employee of Millennium is shown in the Summary Compensation Table on page 35.

(2)
Our non-employee directors may elect to receive all or a part of their annual retainer otherwise payable in cash in shares of our fully vested restricted common stock issued under our 2007 Incentive Plan. The amounts reported for Mr. Friel and Dr. Wild, who each received shares of our common stock in lieu of all or part of their cash retainer, include the amount of cash retainer earned by each of them in 2007 but paid to them in shares of our common stock.

(3)
Amounts shown do not reflect compensation actually received by the director. The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123 (revised 2004), "Share Based Payment," or FAS 123R, of restricted stock unit awards granted under our equity plans. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008. The amounts reported for Mr. Friel and Dr. Wild exclude expense related to common stock received in lieu of all or part of their cash retainer. The amounts reported in fees earned or paid in cash in this table include the fees that Mr. Friel and Dr. Wild would have received in cash had they not elected to receive such fees in common stock.

(4)
Amounts shown do not reflect compensation actually received by the director. The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R, of stock options granted under our equity plans and may include amounts from stock options granted in and prior to 2007. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(5)
As of December 31, 2007, each current non-employee director held the following aggregate number of shares under outstanding stock options and unvested stock awards:

Name	Stock options outstanding (#)	Unvested restricted stock units outstanding (#)

Robert F. Friel	68,125	5,000
A. Grant Heidrich, III	178,000	5,000
Charles J. Homcy	406,866	5,000
Raju S. Kucherlapati	164,000	5,000
Jeffrey M. Leiden	35,000	—
Mark J. Levin	1,993,750	5,000
Norman C. Selby	158,837	5,000
Kenneth E. Weg	157,375	5,000
Anthony H. Wild	49,802	5,000

(6)
Dr. Lander served on our Board of Directors through May 10, 2007. The amounts shown reflect his compensation for service through that date.

(7)
Includes amounts attributable to stock options awarded to Mr. Levin while he was employed as Chairperson, Chief Executive Officer and President of Millennium.

The following table shows equity awards granted to the current non-employee directors in 2007, including the initial stock options granted to Dr. Leiden upon his election to the Board, under the 2000 Stock Incentive Plan and the 2007 Incentive Plan.

Name	Grant Date		Stock option awards (#)(1)	Grant Date Fair Value of stock option awards computed in accordance with FAS 123R ($)(2)	Restricted stock unit awards (#)	Restricted stock awards (#)(3)	Grant Date Fair Value of restricted stock or restricted stock unit awards computed in accordance with FAS 123R ($)

Robert F. Friel	5/1/2007 5/11/2007 5/31/2007 7/30/2007 10/15/2007	(3) (3) (3)	6,667 — 18,333 — —	20,456 — 61,362 — —	— — 5,000 — —	— 581 — 660 686	— 6,257 54,350 7,049 7,505
A. Grant Heidrich, III	5/1/2007 5/31/2007		6,667 18,333	20,456 61,362	— 5,000	— —	— 54,350
Charles J. Homcy	5/1/2007 5/31/2007		5,834 16,666	17,900 55,783	— 5,000	— —	— 54,350
Raju S. Kucherlapati	5/1/2007 5/31/2007		5,834 16,666	17,900 55,783	— 5,000	— —	— 54,350
Jeffrey M. Leiden	10/3/2007		35,000	122,430	—	—	—
Mark J. Levin	5/1/2007 5/31/2007		5,000 15,000	15,341 50,207	— 5,000	— —	— 54,350
Norman C. Selby	5/1/2007 5/31/2007		5,000 15,000	15,341 50,207	— 5,000	— —	— 54,350
Kenneth E. Weg	5/1/2007 5/31/2007		9,167 23,333	28,127 78,098	— 5,000	— —	— 54,350
Anthony H. Wild	5/1/2007 5/11/2007 5/31/2007 7/30/2007 10/15/2007	(3) (3) (3)	5,000 — 15,000 — —	15,341 — 50,207 — —	— — 5,000 — —	— 929 — 1,093 1,143	— 10,005 54,350 11,673 12,504

(1)
The option exercise price per share is $10.99 for the stock options granted on May 1, 2007, $10.87, for the stock options granted on May 31, 2007 and $10.23 for the stock options granted to Mr. Leiden on October 3, 2007.

(2)
The Grant Date Fair Value computed in accordance with FAS 123R represents the aggregate FAS 123R values of options granted during the year. The weighted-average grant date fair value per option was $3.07 for May 1, 2007 and $3.35 for May 31, 2007. The weighted-average grant date fair value per option for the initial stock options granted to Dr. Leiden was $3.50 for October 3, 2007. There can be no assurance that the Grant Date Fair Value computed in accordance with FAS 123R will ever be realized.

(3)
The restricted stock awards listed in the table for Mr. Friel and Dr. Wild represent fully vested restricted stock issued to them quarterly in lieu of part or all of their annual cash retainers.

We granted 5,000 restricted stock units to each of our non-employee directors serving on the Board on May 31, 2007. The awards vest in full on May 31, 2008, however the director may elect to defer delivery of the shares that would otherwise be delivered on the award's vesting date until a date at least one year beyond the award's vesting date.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Total Compensation Objectives

Our executive total compensation program is designed to meet the following key objectives.

  •
  Provide highly competitive compensation programs that enable us to attract, retain and motivate the best talent to lead Millennium.

  •
  We pay across a broad market spectrum, targeting between the 50th and 65th percentiles on average for each element of compensation that we award or pay relative to our defined market benchmarks for fully competent and experienced personnel. Long-term individual performance is a key driver of compensation levels. We believe this approach helps us successfully attract and retain highly talented individuals in an extremely competitive environment. In addition, for our executive officers, we consider objective measures such as revenue, market capitalization and headcount in defining target compensation levels versus market benchmarks.

  •
  Focus our executive officers on the achievement of our priority performance goals by basing a significant portion of their compensation on company and individual performance and by the use of compensation elements that are either predominantly or wholly based on performance.

  •
  We place a substantial portion of executive officers' total compensation at risk based on the achievement of annual and longer term financial, commercial, research and development and operating objectives and results through the use of annual and long-term incentive compensation. For our Chief Executive Officer and named executive officers in 2007, actual payouts under our incentive compensation plans represented approximately 72% of their total compensation. We believe this approach clearly links our executive officer team's compensation to our results and achievement of stated goals and each executive officer's contribution to our success.

  •
  Align the interests of our executive officers with those of our shareholders through the use of equity compensation.

  •
  We grant equity awards to our executive officers in the form of stock options and restricted stock that make up a significant portion of their total direct compensation. In 2007, we granted restricted stock to our Chief Executive Officer and other named executive officers that vests only on the achievement of specified performance objectives. For our Chief Executive Officer and named executive officers in 2007, equity awards represented approximately one half of their total compensation. We believe that this significant weighting of long-term equity compensation in the total compensation package creates alignment with our shareholders.

  •
  Respond to changes at Millennium, within the industry and the general and competitive regional employment markets as we evolve and mature as a financially stable and commercially-focused entity.

  •
  From time to time we have refined and adjusted our compensation practices and will continue to do so. For example, as we have grown into a biopharmaceutical company with a leading therapy on the market, we have expanded the role of performance-based cash and equity compensation elements in the overall mix of compensation. In addition, we continue to leverage our compensation resources to reward individuals throughout the organization who exceed goals and achieve exceptional results and who we believe are essential to our long-term success.

  •
  Foster a performance-oriented culture built on shared values, a collaborative team-based approach and a commitment to achieving Millennium's mission—improving the lives of patients who have illnesses that Millennium is addressing through our research, development and commercial activities.

    •
    We align our compensation programs to focus our employees' actions on achieving the priority goals and milestones that will allow us to be successful in achieving this mission.

Elements of Total Direct Compensation and Relationship to Performance

The three basic forms of direct compensation we provide:

When the Board Compensation and Talent Committee, or the Committee, and we consider "total compensation," we focus on:

  •
  our compensation relative to market benchmarks;

  •
  internal job to job comparisons; and

  •
  our compensation relative to our overall performance.

Base Salary

Base salary is intended to provide all of our employees with a fair and competitive base level of compensation that reflects their job function, organization level and experience. On an annual basis, all of our employees, including our executives, are eligible for a merit salary increase generally determined within the context of our overall annual merit increase budget. In determining base salaries for our executive officers, base salary levels including annual increases are determined based on an assessment by the Committee of performance and a comparison of each individual's base salary to the defined market (discussed in detail under "Defining and Comparing Compensation to Market Benchmarks" below) and each individual's experience in their position.

Employees may also be considered for a salary increase at the time of a promotion.

The 2007 salary levels and adjustments for our named executive officers are described in more detail under "2007 Direct Compensation Actions" below.

Annual Success Sharing Bonus Program

Each year, our executive officers, along with all other eligible employees, participate in a success sharing bonus program that is designed to promote the achievement of our priority goals. The Committee establishes annual priority goals it believes can be achieved through sustained high performance. These goals are aligned with the strategic goals approved by the full Board of Directors for each fiscal year and typically address product sales, product and pipeline development and financial results. For 2007, our success sharing bonus program goals were developed to support our continued growth and consisted of the following specific performance areas which are described in more detail below:

  •
  Growing sales of VELCADE;

  •
  Managing our business to achieve specified financial results; and

  •
  Advancing our pipeline by achieving priority milestones for VELCADE and specified product candidates.

All participants have a target bonus level stated as a percent of salary. For 2007, our CEO's target bonus was set at 100% of her salary. Other named executive officers' bonus targets were set at 50% of their base salaries. Funding of the success sharing bonus program can be as low as 0% for company performance results below threshold levels or as high as 150% of the target bonus level based on superior company performance. Individual awards can be higher or lower than the approved funding level and are based on individual performance. The award opportunities and actual awards for the named executive officers under the 2007 success sharing bonus program are discussed in more detail under "2007 Direct

Compensation Actions" below and are also set forth in the "2007 Grants of Plan-Based Awards" table on page 37.

In the first quarter of each year, the Committee assesses the Company's overall performance compared to the prior year's priority goals and may take into account other factors it deems appropriate to evaluate the Company's performance for the year in order to create an overall funding pool. Specific awards to individual executives under the plan are based on overall success sharing bonus program funding, the individual's success sharing bonus program target and a thorough review of each executive's performance. Awards under the success sharing bonus program are completely contingent upon company and individual performance.

Awards under the success sharing bonus program, if any, are generally made in March following the year of performance measurement.

More detail on the 2007 success sharing bonus program goals and assessment of the Company's 2007 performance follows in Assessment of Millennium's 2007 Performance. Awards under the program for 2007 performance for the named executive officers are discussed in more detail under "2007 Direct Compensation Actions" below and are also set forth in the Summary Compensation Table on page 35.

Equity Compensation—Stock Options and Restricted Stock

Our equity compensation programs are intended to:

  •
  Directly align the long-term interests of our employees with those of stockholders and instill a share ownership mentality;

  •
  Promote progress toward the achievement of our long-term strategy; and

  •
  Assist in the long-term retention of employees by vesting equity awards over multiple years.

Substantially all Millennium employees, including our executive officers, are eligible to participate in our equity compensation plans. Generally, new employees are granted stock options when they start employment and continuing employees are eligible for additional equity grants on an annual basis based on performance and upon promotions.

Typically, annual grants are made at a regular Committee meeting scheduled in the first quarter. Stock option grants to new hires are made on the last trading day of their first month of employment. Restricted stock grants made to promoted employees are generally made by the Committee at its next meeting following their promotion date. It is our practice to make stock option grants with an exercise price of 100% of fair market value based on the closing price of our common stock on the date of grant.

Millennium offers all of its employees eligible to receive an annual grant the choice to receive a portion of their annual equity grant in the form of restricted stock. The primary objectives of this approach are to:

  •
  Provide the choice to receive restricted stock, which is a more prevalent equity compensation vehicle used by our peer companies, as well as by pharmaceutical companies with which we compete for executive and senior level talent;

  •
  Allow employees the opportunity to "balance" their equity compensation portfolios;

  •
  Provide participants with a continued choice to receive stock options, which have the potential for greater relative upside gains; and

  •
  Manage compensation expense under FAS 123R.

Under this program, a participant who chooses restricted shares is granted one restricted share for every three stock options they would have received. This 1:3 ratio of restricted stock to stock options results in a reduction in Black-Scholes value for those participants who choose restricted stock. We believe this "discount" relative to stock options is an appropriate risk adjustment compared to stock options because restricted stock has intrinsic value at grant and a restricted stock award will maintain intrinsic value even if our stock price decreases.

Ultimately, actual equity awards to our executive officers versus target are driven by each executive's:

  •
  Performance sustained over time;

  •
  Ability to impact our results that drive shareholder value;

  •
  Potential to take on roles of increasing responsibility at Millennium;

  •
  The need for the organization to retain their services; and

  •
  Competitive equity award levels for similar positions and organization levels at our peer companies.

To further align equity awards with our fundamental performance, the Committee implemented performance based vesting for a portion of these 2007 awards. A significant portion of the annual equity awards to all executive officers will vest only upon achievement or over-achievement of predefined performance objectives. For the 2007 ongoing equity awards, these performance based shares will only vest if objectives determined by the Committee are achieved or overachieved. Specifically:

  •
  50% of the performance portion will vest ratably over four years so long as the predefined annual target performance objective is met or exceeded. No shares will vest in years where target performance objectives are not achieved and such shares will be forfeited; and

  •
  50% of the performance portion will vest ratably over four years so long as the predefined annual over-achievement performance objective is met or exceeded. No shares will vest in years where over-achievement performance objectives are not achieved and such shares will be forfeited.

For the grant made in February 2007 to executive officers, the target and overachievement performance measures are based on specified non-GAAP net income(1) objectives for Millennium and are discussed in more detail below.

2007 Special Equity Grants

In 2007, we made special restricted stock grants that vest over two years to certain employees with critical skills and top performers, including some executive officers. The purpose of these grants was to recognize and reward high performing employees with critical skills to better support our longer-term business objectives.

Grants made to the named executive officers in 2007 are discussed in more detail under "2007 Direct Compensation Actions" and are also set forth in the "2007 Grants of Plan-Based Awards" table on page 37 and the Summary Compensation Table on page 35.

Recoupment Policy

In December 2007, our Board of Directors adopted a recoupment policy for our executive officers. Under this policy, in the event of a material restatement of all or a portion of the Company's financial statements as a result of intentional wrongdoing on the part of our personnel, the Board has the right, but not the obligation, to use reasonable efforts to require reimbursement to Millennium by an executive officer of compensation, which may include: all or a portion of bonuses paid to the executive officer for the restated period(s), all or a portion of equity compensation that vested as a result of misstated financial statements and all or a portion of proceeds of sales by the executive officer of any Millennium securities for a one-year period following the first public issuance or filing of such misstated financial statements.

(1)
Millennium presents certain financial measures to the investment community that are not prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP measures include non-GAAP net income, which excludes non-operational and restructuring charges, non-cash charges and specified other charges that are included in GAAP net income. For 2007, non-GAAP net income excluded amortization expenses of $34.0 million, restructuring charges of $12.9 million and stock-based compensation expense of $25.2 million. For 2008, other than amortization expenses of $34.0 million in 2008, restructuring charges of less than $5.0 million in 2008 and stock-based compensation expense of approximately $30.0 million in 2008, we are unable to provide a quantitative reconciliation because the items that would be excluded are difficult to predict and estimate and are primarily dependent on future events.

Mix of Direct Compensation Components

As executives have increasing responsibility for and impact on the achievement of the Company's priority performance results, we place greater emphasis on variable, performance-based compensation.

We do not have a specific policy or formula used to determine a "mix" of total compensation. For 2007, variable, performance-based compensation comprised approximately 72% of the total direct compensation on average for our named executive officers. The following table illustrates relative weighting of fixed versus variable pay and annual versus long-term compensation for Dr. Dunsire and our other named executive officers:

	Fixed	Variable	Annual	Long-Term

CEO	17%	83%	47%	53%
Other NEOs	31%	69%	54%	46%

Elements of Indirect Compensation

The two basic forms of indirect compensation that we provide are benefits programs, such as health, welfare, life, 401(k) and employee stock purchase plan, which are generally available to all employees, and an executive non-qualified deferred compensation program.

Benefits

We provide the following benefits to our executive officers generally on the same basis as the benefits provided to all employees:

  •
  Health, vision and dental insurance;

  •
  Life insurance;

  •
  Short-and long-term disability;

  •
  401(k) with company match; and

  •
  Employee stock purchase plan providing for the opportunity to purchase Millennium common stock at a discount to market price.

We believe that these benefits are consistent with those offered by other companies, specifically those with whom we compete for employees.

Nonqualified Deferred Compensation Program

The only benefit that we offer to our executives and not broadly to other employees is the opportunity to participate in our nonqualified deferred compensation plan. Under the plan, our executive officers and certain other senior level employees may contribute up to 60% of their annual salary and 100% of the success sharing bonus program award on a pre-tax basis to a deferred account. Deferred amounts are invested in the Fidelity Investments Advisor family of funds and any amounts, including dividends and interest, are unfunded liabilities of Millennium. The nonqualified deferred compensation program is intended to operate in a manner consistent with Internal Revenue Code Section 409A.

How Executive Compensation Is Determined

Role of Our Executives, the Committee and Consultants in Determining Compensation Program and Setting Compensation Levels

Role of the Company and Executive Officers

On our behalf, the Senior Vice President of Human Resources and his staff continually monitor how our compensation programs are working internally, how these programs are perceived by employees, how these programs compare to market practices and if our practices are aligned with emerging compensation trends and best practices. Based on the results of these evaluations, our executive team discusses alternative approaches and improvements and ultimately makes recommendations to the Committee on how to improve and evolve our compensation programs in order to meet our compensation objectives.

Role of Our Board Compensation and Talent Committee

The Committee approves, administers and interprets our compensation programs, including our executive compensation programs, as outlined in its charter. The Committee reviews and makes recommendations to our Board to ensure that our executive compensation and benefit programs are consistent with our compensation objectives. The Committee administers our equity compensation plans and our success sharing bonus program. The Committee reviews the Chief Executive Officer's recommendations for compensation of executive officers and approves the compensation for all executive officers, including the Chief Executive Officer. A more detailed description of the role and duties of the Committee can be found under "Committees of the Board" on page 14.

Role of Consultants

The Committee has engaged W.T. Haigh & Company, Inc. as its independent executive compensation consultant. The consultant works with the Board of Directors to assess the competitiveness of our overall executive and director compensation and benefits programs, provide information and guidance regarding emerging market practices, trends and changes in regulatory environment and to provide an independent and, in some cases, an alternative point of view regarding management compensation proposals. W.T. Haigh & Company, Inc. does not provide any other consulting services to the company.

Defining and Comparing Compensation to Market Benchmarks

Each year since 1999 the Committee has engaged W.T. Haigh & Company, Inc. to work with the Committee, the Chief Executive Officer and the Senior Vice President of Human Resources to conduct an executive total compensation review that compares Millennium's executive total compensation programs and levels to those in our defined market. This review focuses on the structure of our compensation program as well as on comparison to the market of target and actual total compensation.

The consultant works directly with the Committee, the Chief Executive Officer and the Senior Vice President of Human Resources to interpret results, make specific and general recommendations and assist in the determination of next steps.

Defining the Market

For our executives, we compare our executive total compensation practices to others in our industry. For our executives, our primary market comparator is currently a select peer group of 15 product-based biopharmaceutical companies. This group of companies is reviewed with and approved by the Committee annually. For compensation actions made in 2007, this group of companies consisted of:

  •
  Alkermes, Inc.;

  •
  Amgen Inc.;

  •
  Amylin Pharmaceuticals Inc.;

  •
  Biogen Idec Inc;

  •
  Celgene Corporation;

  •
  Cephalon, Inc;

  •
  Genzyme Corporation;

  •
  Gilead Sciences Inc.;

  •
  ICOS Corporation;

  •
  Imclone Systems Incorporated;

  •
  Medimmune, Inc.;

  •
  OSI Pharmaceuticals, Inc.;

  •
  PDL BioPharma, Inc.;

  •
  Sepracor Inc.; and

  •
  Vertex Pharmaceuticals Inc.

In order to establish market comparables for our employees, including our executives, in addition to the select peer group information discussed above, we also review various third-party compensation survey reports, including information about select pharmaceutical company compensation practices, because we compete for talent with those companies. These reports include Radford, SIRS and Towers-Perin, which provide us with market compensation data on other biopharmaceutical and pharmaceutical companies.

Determining Compensation Structure and Levels

We compare our compensation practices and levels to market by:

  •
  each of our three primary direct compensation components;

  •
  target and actual total annual cash compensation; and

  •
  total annual direct compensation.

We also compare our equity compensation practices to market practices. The market comparisons made in this process are used to determine our approximate competitive position relative to the appropriate market benchmark by each compensation component and in total and are used to establish our target level of compensation for each named executive officer.

As stated in our compensation objectives, we believe we must offer competitive compensation opportunities to ensure that we have a talented and dedicated executive team. For our executives in particular, we believe there are several other significant factors to consider when evaluating the competitiveness of our total compensation, such as:

  •
  Our absolute annual and longer term performance compared to our predefined objectives in keeping with the evolution of our company;

  •
  Our relative performance to the companies in our primary peer group and the biotechnology and pharmaceutical industries in general; and

  •
  Our size relative to the peer group companies as compared by objective scope measures such as:

  •
  Revenues,

  •
  Operating profit,

  •
  Headcount, and

  •
  Market capitalization.

We believe that consideration of these additional comparison factors helps us determine the competitiveness of our total compensation practices and levels compared to the market.

Assessment of Millennium's 2007 Performance

Our business strategy is to build a portfolio of innovative, new medicines based on our understanding of particular molecular pathways that affect the establishment and progression of specific diseases in the fields of cancer, inflammatory bowel diseases and other inflammatory diseases. We plan to develop and commercialize many of our products on our own, but will seek development and commercial collaborators on favorable terms and when we believe that doing so would be advantageous to us. In order to enable these strategic initiatives to continue, we are focused on growing revenues from VELCADE® (bortezomib) for Injection, making prudent research and development expenditures and decisions to drive our innovative pipeline forward, managing expenses and continuing to analyze and execute appropriate potential in-licensing and acquisition opportunities. We are also focused on continually strengthening our management, commercial and scientific teams, in order to provide the human resources necessary to carry out our business objectives.

In 2007, we continued to make significant progress in positioning the Company for strong future growth. Specifically, the following outline our success against our three priority goals for 2007:

  •
  VELCADE Growth:  We achieved net product sales of VELCADE of $265.2 million for 2007, an increase of 20% versus 2006, exceeding our established target. We also catalyzed the acceleration of continued VELCADE revenue growth through:

  •
  Submitting a supplemental new drug application to the Food and Drug Administration, or FDA, for the approval of VELCADE for front-line multiple myeloma;

  •
  Successfully implementing our two-year co-promotion agreement with Ortho Biotech, Inc., a member of The Johnson & Johnson Family Of Companies, to jointly promote VELCADE in the United States; and

  •
  Presenting data from three phase III clinical trials with significant findings at the December 2007 Annual American Society of Hematology (ASH) 49th Annual Meeting.

  •
  Financial Results:  We significantly exceeded our financial guidance expectations by finishing 2007 with non-GAAP net income of $86.9 million, which represents a 125% improvement versus 2006. This included the earlier than expected achievement of a sales based milestone of $40.0 million from our partner, Ortho Biotech, Ltd., a member of The Johnson & Johnson Family Of Companies.

  •
  Pipeline Advancements:  We continued to build our Company for long-term growth through the following major pipeline advancements:

  •
  Completed important clinical advancements for MLN0002, a gut-specific therapy currently being developed for use in both ulcerative colitis and Crohn's disease;

  •
  Filed an investigational new drug application with the FDA for MLN4924 in December 2007, ahead of schedule;

  •
  Progressed MLN2238, a wholly-owned second generation proteasome inhibitor, as a development candidate; and

  •
  Made a timely and efficient decision on discontinuing clinical funding for MLN3897 in rheumatoid arthritis.

The Committee also considered other factors when reviewing 2007 performance and determining incentive compensation awards, such as an increase in the trading price of our common stock of 37.4% in 2007.

2007 Direct Compensation Actions for Our Chief Executive Officer and other Named Executive Officers

The accomplishments above reflected the efforts of all of our employees, including members of our executive team, and were taken into account by the Committee in providing our executives with the annual cash performance awards outlined here.

Salary increases and equity awards made during 2007 reflected:

  •
  2006 performance and accomplishments;

  •
  Expected future individual contributions; and

  •
  In the case of performance-based equity awards, the incentive to achieve performance metrics based on non-GAAP net income.

Compensation actions for 2007 with respect to the Chief Executive Officer reflect the Committee's assessment of performance relative to Company goals and objectives and individual performance objectives. Compensation actions for 2007 with respect to our other named executive officers reflect our Chief Executive Officer's and the Committee's assessment of performance relative to company goals and objectives, departmental or functional area goals and individual performance objectives. Each executive's compensation was also compared with market benchmarks, as described above.

Salary Adjustments

On March 1, 2007, the Committee approved the following salary increases for the named executive officers:

Name	2006 Salary ($)	Increase (%)	2007 Salary ($)

Deborah Dunsire	830,000	6.02	880,000
Marsha H. Fanucci	425,425	6.99	455,184
Christophe Bianchi	415,000	6.08	440,232
Nancy Simonian(1)	407,397	3.10	420,026
Laurie B. Keating	372,611	6.01	395,000

(1)
Because Dr. Simonian was not an executive officer of the Company on March 1, 2007, her compensation was not reviewed and approved by the Committee. In addition, Dr. Simonian's salary was adjusted in connection with her promotion in May 2007 to $440,000, an increase of 4.8% over her March 1, 2007 salary rate.

Success Sharing Bonus Awards

In December 2006, the Committee approved increases to the success sharing bonus targets described in more detail above under "Elements of Total Direct Compensation and Relationship to Performance."

In January 2008, the Committee approved overall funding under our success sharing bonus program at 142.5% of target. In making this determination, the Committee considered our results versus the predefined success sharing bonus program goals as well as our significant additional accomplishments during 2007 as described above. In February 2008, the Committee approved the following specific awards:

		Bonus Target		2007 Success Share Award
Name	2007 Salary ($)	Salary (%)	Value ($)	Value ($)

Deborah Dunsire	880,000	100	880,000	1,540,000
Marsha H. Fanucci	455,184	50	227,592	315,000
Christophe Bianchi	440,232	50	220,116	395,000
Nancy Simonian	440,000	50	220,000	292,000
Laurie B. Keating	395,000	50	197,500	278,000

Equity Awards

In making its equity awards in February 2007 to our executive officers, the Committee considered our executive team's:

  •
  Expected continued leadership of and contributions to the achievement of our long-term business strategy discussed above;

  •
  Success in our continued efforts to grow sales of VELCADE;

  •
  Results versus performance objectives for 2006;

  •
  Continued strategic efforts to focus our resources on our key priorities and achieve desired financials results; and

  •
  Incentive to achieve pre-set performance metrics.

In February 2007, the Committee approved the following awards:

	Stock Options		Time-Vested Restricted Stock		Performance Restricted Stock
Name	Options (#)	Fair Value ($)	Shares (#)	Fair Value ($)	Shares (#)	Fair Value ($)

Deborah Dunsire	100,000	429,470	100,000	1,084,000	111,200	1,205,408
Marsha H. Fanucci	45,000	193,262	24,230	262,653	20,000	216,800
Christophe Bianchi	—	—	60,565	656,525	25,000	271,016
Nancy Simonian(1)	—	—	26,920	291,813	—	—
Laurie B. Keating	—	—	37,730	408,993	19,000	205,960

(1)
Because Dr. Simonian was not an executive officer of the Company in February 2007, her awards were not reviewed and approved by the Committee. In addition, Dr. Simonian was awarded 13,300 shares of time-vested restricted stock on May 9, 2007 in connection with her promotion, with a fair value of $147,098.

Based on our non-GAAP net income results for 2007, the maximum number of performance shares subject to performance vesting in 2007 vested on February 27, 2008, the first anniversary of the grant date.

The table above includes the following restricted shares granted in connection with our special restricted stock grants to certain high performing employees with critical skills as described above under "Equity Compensation-Stock Options and Restricted Stock":

  •
  Christophe Bianchi, 23,065 shares;

  •
  Marsha Fanucci, 9,230 shares;

  •
  Nancy Simonian, 6,920 shares; and

  •
  Laurie Keating, 9,230 shares.

Additional details of the 2007 compensation actions for our named executive officers are provided in the Summary Compensation Table on page 35 and the 2007 Grants of Plan-Based Awards table on page 37.

2008 Direct Compensation Actions for Our Chief Executive Officer and other Named Executive Officers

As of March 1, 2008, the following 2008 compensation actions have been made:

	Base Salary		Equity Awards
Name	2008 Salary ($)	Increase (%)	Stock Options (#)	Time- Vested Restricted Stock (#)	Performance- Vested Restricted Stock (#)

Deborah Dunsire	915,000	3.98	647,490	—	143,890
Marsha H. Fanucci	472,000	3.69	68,395	22,800	30,400
Christophe Bianchi	484,255	10.00	129,500	43,170	57,560
Nancy Simonian	460,000	4.55	139,210	—	30,940
Laurie B. Keating	413,313	4.60	135,980	—	30,220

Tax and Accounting Considerations for Executive Compensation.

Deductibility of Executive Compensation—IRC Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows the deductibility of compensation paid to Millennium's Chief Executive Officer and four other most highly compensated officers to the extent it exceeds $1.0 million per executive. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements under section 162(m) are met. We anticipate that the deduction limit will be exceeded for certain executive officers and a portion of executive compensation was not deductible in 2007 and believe some compensation will not be deductible in 2008 and beyond.

In 2007, our shareholders approved the 2007 Incentive Plan, which includes features that will allow us to maintain the deductibility of certain cash and equity incentives related to fiscal year 2008 performance and beyond that were previously not deductible under 162(m). However, the Committee believes that it is appropriate to retain discretion in determining executive compensation and will reserve the right to exercise this discretion in determining compensation in excess of the limit when such payment is deemed appropriate. Millennium expects that the loss of deductibility of certain compensation in excess of the limit of Section 162(m) will not have a material effect on our results of operation.

Nonqualified Deferred Compensation—IRC Section 409A

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions of the Code that are currently effective. A more detailed discussion of our nonqualified deferred compensation arrangements is provided above under the heading Nonqualified Deferred Compensation Program.

Accounting for Stock-Based Compensation—FAS 123R

Effective January 1, 2006, we include the accounting impact of equity awards as required under FAS 123R in our financial statements. The non-cash accounting charge for equity compensation has not been a primary factor considered in determining the size of individual awards or the equity awards granted to employees, consultants and directors company-wide. We will continue to carefully quantify and monitor the non-cash accounting expense of our equity programs.

Employment Agreements, Change in Control and Severance Benefits

We have entered into employment agreements with our executive officers, including our Chief Executive Officer and all named executive officers. These agreements are described in more detail on page 42. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change in control of the Company, a termination without cause by us, or a termination by the executive for good reason, each as is defined in the agreements.

Additionally, the Company's Key Employee Change in Control Severance Plan provides separation pay and benefits to the Company's employees at the level of Senior Vice President and above whose employment is involuntarily terminated without cause or who voluntarily terminate their employment for good reason within one month before or 12 months following the effective date of a change in control of the Company. The Key Employee Change in Control Severance Plan is described in more detail on page 43.

Our 2007 Incentive Plan and other of our equity incentive plans under which we have issued equity awards to our executive officers, provide for full accelerated vesting of stock awards for holders who terminate their employment for good reason or whose employment is terminated without cause within one month before or 12 months following a change of control.

The change of control provisions and the related severance compensation provisions of the employment agreements with our executive officers, our Key Employee Change in Control Severance Plan and our stock incentive plans are designed to meet the following objectives:

1.
Change in Control: As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations, licensing and other ways in which we may work together to further our respective long-term objectives. In addition, many larger, established pharmaceutical companies consider companies at similar stages of growth as Millennium as potential acquisition targets as a means of adding value to their commercial, discovery and development pipelines. In some scenarios, the potential for merger or acquisition may be in the best interests of shareholders. We provide severance compensation if an executive is terminated as a result of a corporate transaction in order to maintain the continuity of management during the transaction and in order to promote the ability of our executive officers to act in the best interests of our shareholders even though there exists the possibility that their employment could be terminated as a result of the transaction.

2.
Termination Without Cause by the Company or for Good Reason by the employee: If we terminate the employment of an executive officer without cause or an executive terminates his or her employment with us for good reason, each as defined in the agreements, we are obligated to continue to pay their base salary through the remainder of their contractual term. We believe this is appropriate because:

•
The terminated executive is bound by confidentiality and non-compete provisions covering one year following termination;

•
We and the executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us more flexibility to make a change in senior management if such a change is in the best interests of the Company and our shareholders; and

•
The terminated executive receives a fair severance payment that is defined in advance of a termination without cause.

Compensation and Talent Committee Report on Executive Compensation

The Compensation and Talent Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussions, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

                        By the Compensation and Talent Committee
                        Kenneth E. Weg,                         Chairman
                        A. Grant Heidrich, III
                        Norman C. Selby

Summary Compensation

The following table shows certain information about the compensation of our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2007, or our named executive officers.

Summary Compensation Table
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Deborah Dunsire Chief Executive Officer and President	2007 2006	871,667 825,000	— 1,000	(7)	2,093,526 1,261,132	643,769 924,123	1,540,000 800,000	— —	46,485 63,209	5,195,447 3,874,464
Marsha H. Fanucci Senior Vice President and Chief Financial Officer	2007 2006	450,224 421,357	— 1,500	(7)	377,222 313,142	443,161 877,820	315,000 225,000	— —	17,450 16,780	1,603,057 1,855,599
Christophe Bianchi Executive Vice President, Commercial Operations	2007 2006	436,027 380,417	35,000 26,000	(8) (8)	419,689 145,173	220,052 293,224	395,000 195,000	— —	53,114 469,571	1,558,882 1,509,385
Nancy Simonian Chief Medical Officer	2007 2006	430,783 390,721	— 1,000	(7)	289,248 607,123	256,148 219,403	292,000 158,000	— —	12,049 11,665	1,280,228 1,387,912
Laurie B. Keating Senior Vice President and General Counsel	2007 2006	391,269 370,223	— 1,500	(7)	378,985 346,541	179,550 376,203	278,000 180,000	— —	12,625 12,254	1,240,429 1,286,721

(1)
Bonus amounts awarded under our ongoing Success Sharing Bonus Plan to each executive officer in 2008 for the year ended December 31, 2007 and in 2007 for the year ended December 31, 2006 are reported in column (g).

(2)
The amounts in column (e) reflect the dollar amount recognized as compensation cost for financial statement reporting purposes in accordance with FAS 123R, of restricted stock awarded under our equity plans, and may include amounts from awards granted in prior years. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote 10 to our audited financial statements for the fiscal years ended December 31, 2006 and 2007 included in our Annual Reports on Form 10-K filed with the SEC.

(3)
The amounts in column (f) reflect the dollar amount recognized as compensation cost for financial statement reporting purposes in accordance with FAS 123R, of stock options granted under our equity plans and may include amounts from stock options granted in prior years. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote 10 to our audited financial statements for the fiscal years ended December 31, 2006 and 2007 included in our Annual Reports on Form 10-K filed with the SEC.

(4)
The amounts in this column (g) reflect cash bonus awards paid in 2008 and in 2007 to each executive under our Success Sharing Bonus Plan for the prior fiscal year. See discussion of this plan beginning on page 24 of this proxy statement.

(5)
Under the terms of their employment agreements, Millennium contributed an amount into a tax deferred account for each of Dr. Dunsire and Dr. Bianchi at the time they commenced employment with Millennium. These tax deferred accounts may invest in funds similar to those offered through the 401(k) plan, including funds available through the Fidelity Funds Network. Because participants in our 401(k) plan may also invest in the funds available through the Fidelity Funds Network at an additional cost of $100 annually, Dr. Dunsire and Dr. Bianchi did not receive above-market or preferential earnings on their tax deferred accounts.

(6)
All other compensation in column (i) includes:

	Term life insurance premiums paid by Millennium ($)		Dollar value of Millennium common stock contributed by Millennium to the executive's account under 401(k) Plan ($)		Other ($)
Name	2007	2006	2007	2006	2007		2006

Deborah Dunsire	1,080	720	10,969	9,900	34,436	(a)	52,589	(a)
Marsha H. Fanucci	1,656	1,656	10,969	9,900	4,825	(b)	5,224	(b)
Christophe Bianchi	1,080	990	10,092	9,690	41,942	(c)	458,891	(c)
Nancy Simonian	1,080	1,080	10,969	9,900	—		685	(d)
Laurie B. Keating	1,656	1,656	10,969	9,900	—		698	(d)

  (a)
  Includes for 2007, $11,748 for travel, hotel and related expenses for the executive paid by Millennium, including $4,459 as a gross-up for the related tax liability, and a $22,688 mortgage subsidy; and for 2006, $12,322 for travel, hotel and related expenses for the executive and the executive's spouse paid by Millennium, including $3,912 as a gross-up for the related tax liability; a $30,938 mortgage subsidy; $8,864 for tax preparation services, including $2,814 as a gross-up for the related tax liability and $465 as a gross-up for the tax liability relating to the gift certificate reported in column (d) of the Summary Compensation Table.

  (b)
  Includes for 2007, $4,825 and for 2006, $4,526 imputed income relating to premium payments for domestic partner medical insurance and for 2006, $698 as a gross-up for the tax liability relating to gift certificates reported in column (d) of the Summary Compensation Table.

  (c)
  Includes for 2007, $22,639 for travel, hotel and related expenses for the executive and the executive's spouse paid by Millennium, including $7,188 as a gross-up for the related tax liability; $19,303 paid under Millennium's relocation program in connection with Dr. Bianchi's relocation to the Boston area, including $7,836 as a gross-up for the related tax liability; and for 2006, $12,430 for travel, hotel and related expenses for the executive and the executive's spouse paid by Millennium, including $3,947 as a gross-up for the related tax liability; $445,996 paid under Millennium's relocation program in connection with Dr. Bianchi's relocation to the Boston area, including $25,106 as a gross-up for the related tax liability and $327,175 for the selling costs on his former residence; and $465 as a gross-up for the tax liability relating to the gift certificate reported in column (d) of the Summary Compensation Table.

  (d)
  Represents amount paid as a gross-up for the tax liability related to the gift certificate reported in column (d) of the Summary Compensation Table.

(7)
Represents a gift certificate(s) awarded to the executive.

(8)
Includes for 2007 a sign on bonus of $35,000 and for 2006 a sign on bonus of $25,000 and $1,000 for a gift certificate awarded to the executive.

2007 Grants of Plan-Based Awards

The following table shows certain information about the grants of plan-based awards in 2007 to our named executive officers.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)			Grant Date Fair Value of Stock and Option Awards ($)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards								Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Deborah Dunsire	1/1/2007 2/27/2007 2/27/2007 2/27/2007 2/27/2007	176,000 — — — —	880,000 — — — —	1,980,000 — — — —	— — — — —	— — 55,600 55,600 —	(5) (6)	— — — — —	— 100,000 — — —	(4)	— — — — 100,000	(7)	— — — — 10.84	— 1,084,000 602,704 602,704 429,470
Marsha H. Fanucci	1/1/2007 2/27/2007 2/27/2007 2/27/2007 2/27/2007 2/27/2007	45,518 — — — — —	227,592 — — — — —	512,082 — — — — —	— — — — — —	— — — 10,000 10,000 —	(5) (6)	— — — — — —	— 9,230 15,000 — — —	(8) (4)	— — — — — 45,000	(7)	— — — — — 10.84	— 100,053 162,600 108,400 108,400 193,262
Christophe Bianchi	1/1/2007 2/27/2007 2/27/2007 2/27/2007 2/27/2007	44,023 — — — —	220,116 — — — —	495,261 — — — —	— — — — —	— — — 12,500 12,500	(5) (6)	— — — — —	— 23,065 37,500 — —	(9) (4)	— — — — —		— — — — —	— 250,025 406,500 135,508 135,508
Nancy Simonian	1/1/2007 2/27/2007 2/27/2007 5/9/2007	44,000 — — —	220,000 — — —	495,000 — — —	— — — —	— — — —		— — — —	— 6,920 20,000 13,300	(8) (4) (4)	— — — —		— — — —	— 75,013 216,800 147,098
Laurie B. Keating	1/1/2007 2/27/2007 2/27/2007 2/27/2007 2/27/2007	39,500 — — — —	197,500 — — — —	444,375 — — — —	— — — — —	— — — 9,500 9,500	(5) (6)	— — — — —	— 9,230 28,500 — —	(8) (4)	— — — — —		— — — — —	— 100,053 308,940 102,980 102,980

(1)
Reflects the threshold, target and maximum award amounts under our 2007 Success Sharing Bonus Program. The amounts actually paid in 2008 to the named executive officers under the 2007 Success Sharing Bonus Program are shown in column (g) of the Summary Compensation Table above. Also see discussion of the Success Sharing Bonus Program in the Compensation Discussion and Analysis beginning on page 24.

(2)
Shares of restricted stock granted under our 2000 Stock Incentive Plan or 1997 Equity Incentive Plan.

(3)
Grant Date Fair Value computed in accordance with FAS 123R represents the aggregate FAS 123R values of stock and options granted during the year. The grant date fair value for performance based awards was calculated by applying the FAS 123R value as of the grant date to the total target shares assuming all performance criteria are met. The weighted-average grant date fair value per option for stock options granted to Dr. Dunsire and Ms. Fanucci was $4.29 for February 27, 2007.

(4)
The award vests for 25% of the number of shares granted on each of the first, second, third and fourth anniversaries of the grant date.

(5)
The award vests for 25% of the number of shares granted on each of the first, second, third and fourth anniversaries of the grant date subject to the achievement of certain performance criteria. If these criteria are not achieved, the portion of the awards vesting on such vesting date will be forfeited. The amounts disclosed represent the number of shares of common stock issuable assuming achievement of all performance criteria.

(6)
The award vests for 25% of the number of shares granted on each of the first, second, third and fourth anniversaries of the grant date subject to the overachievement of certain performance criteria. If these criteria are not overachieved, the portion of the awards vesting on such vesting date will be forfeited. The amounts disclosed represent the number of shares of common stock issuable assuming overachievement of all performance criteria.

(7)
Option becomes exercisable for 25% of the number of shares granted on each of the first, second, third and fourth anniversaries of the grant date.

(8)
The award vests for 100% of the number of shares granted on the second anniversary of the grant date.

(9)
The award vests for 50% of the number of shares granted on each of the first and second anniversaries of the grant date.

The following table shows certain information about the outstanding unexercised stock options and unvested restricted stock awarded to our named executive officers. See the notes to the table for the vesting schedule for stock options and restricted stock awards listed in the table.

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards							Stock Awards
					Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
											Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
								Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
	Number of Securities Underlying Unexercised Options (#)
						Option Exercise Price($)	Option Expiration Date (1)
Name	Exercisable		Unexercisable

Deborah Dunsire	53,124 53,125 53,125 —	(3) (3) (3)	59,376 59,375 59,375 100,000	(3) (3) (3) (4)		10.00 9.99 9.33 10.84	7/18/2015 8/31/2015 9/30/2015 2/27/2017	520,001	(5)	7,789,615	111,200	(6)	1,665,776
Marsha H. Fanucci	120,000 4,302 4,302 4,301 6,019 13,164 13,164 6,855 2,988 2,988 2,987	(7) (8) (8) (9) (10) (11) (11) (12) (13) (14) (15)	— — — — — — — — — — —			48.125 33.25 26.55 37.78 16.13 19.49 22.04 18.42 7.99 8.27 9.35	7/31/2010 3/6/2011 4/6/2011 5/4/2011 9/26/2011 2/27/2012 3/27/2012 4/26/2012 10/17/2012 11/15/2012 12/17/2012	55,482	(31)	831,120	20,000	(6)	299,600
	19,271 7,119 7,118 19,272 7,118 7,813 7,812 7,812 35,938 21,354 21,354 35,938 101,563 21,354 212,500 —	(16) (17) (18) (19) (20) (21) (22) (23) (24) (25) (26) (27) (28) (29) (30)	— — — — — — — — 1,562 3,646 3,646 1,562 23,437 3,646 — 45,000	(24) (25) (26) (27) (28) (29) (4)		6.88 12.57 13.91 14.68 15.45 15.92 15.83 18.65 17.77 11.15 11.89 12.09 13.36 13.67 8.41 10.84	2/26/2013 7/31/2013 8/29/2013 9/2/2013 9/30/2013 10/31/2013 11/28/2013 12/31/2013 2/25/2014 7/28/2014 8/31/2014 9/1/2014 9/23/2014 9/30/2014 3/3/2015 2/27/2017
Christophe Bianchi	30,556 30,556 30,556	(32) (32) (32)	36,111 36,111 36,110	(32) (32) (32)		10.48 10.09 9.08	2/28/2016 3/31/2016 4/28/2016	80,563	(33)	1,206,834	25,000	(6)	374,500
Nancy Simonian	20,000 20,000 20,000 3,106 3,105 3,104 4,166 22,500 8,334 8,333	(34) (34) (34) (11) (11) (12) (15) (19) (35) (36)	— — — — — — — — — —			34.09 24.51 19.01 19.49 22.04 18.42 9.35 14.68 15.92 15.83	11/30/2011 12/31/2011 1/31/2012 2/27/2012 3/27/2012 4/26/2012 12/17/2012 9/2/2013 10/31/2013 11/28/2013	69,012	(41)	1,033,800	—		—
	8,333 29,948 29,948 81,250 3,038 3,038 80,000 3,038	(37) (24) (27) (28) (38) (39) (29) (40)	— 1,302 1,302 18,750 1,129 1,129 — 1,128	(24) (27) (28) (38) (39) (40)		18.65 17.77 12.09 13.36 9.21 8.60 8.41 8.42	12/31/2013 2/25/2014 9/1/2014 9/23/2014 1/31/2015 2/28/2015 3/3/2015 3/31/2015

Laurie B. Keating	40,624 40,625 40,625 6,401	(42) (42) (42) (30)	9,376 9,375 9,375 —	(42) (42) (42)	13.67 12.98 12.62 8.41	9/30/2014 10/29/2014 11/30/2014 3/3/2015	82,730	(43)	1,239,295	19,000	(6)	284,620

(1)
The expiration date for all stock options is ten years after the grant date.

(2)
Based on $14.98 per share, the closing sales price of Millennium common stock on December 31, 2007.

(3)
1/4 of the total number of shares granted vested on 7/18/2006 and 1/48th vests monthly thereafter.

(4)
1/4 of the total number of shares granted vests annually beginning 02/27/2008.

(5)
120,000 shares vest on July 18, 2008, 200,000 on July 18, 2009, 33,334 on March 6, 2008, 33,334 on March 6, 2009, 33,333 on March 6, 2010 and 100,000 vest 25% annually over four years beginning February 27, 2008.

(6)
Reflects restricted stock awards that vest for 25% of the number of shares granted on each of the first, second, third and fourth anniversaries of the grant date subject to the achievement or overachievement of certain performance criteria. Because certain performance criteria were achieved and overachieved in the first year, 25% of each award vested in full on 2/27/2008. New performance criteria must be achieved or overachieved in each of the next three years for each of the awards' three remaining tranches to vest. If these criteria are not achieved or overachieved, the portion of the awards vesting on such vesting dates will be forfeited.

(7)
1/4 of the total number of shares granted vested on 07/17/2001 and 1/48th vested monthly thereafter.

(8)
1/48th of the total number of shares granted vested monthly beginning 04/06/2001.

(9)
1/48th of the total number of shares granted vested on 05/04/2001 and 1/48th vested monthly thereafter

(10)
1/54th of the total number of shares granted vested monthly beginning 10/26/2001.

(11)
1/48th of the total number of shares granted vested monthly beginning 03/27/2002.

(12)
1/48th of the total number of shares granted vested on 4/26/2002 and 1/48th vested monthly beginning 04/27/2002.

(13)
1/53rd of the total number of shares granted vested monthly beginning 11/17/2002.

(14)
1/53rd of the total number of shares granted vested on 11/15/2002 and 1/53rd vested monthly thereafter beginning 11/17/2002.

(15)
Two fifty-thirds of the total number of shares granted vested on 12/17/2002 and 1/53rd vested monthly thereafter.

(16)
1/48th of the total number of shares granted vested monthly beginning 03/26/2003.

(17)
1/48th of the total number of shares granted vested monthly beginning 08/07/2003.

(18)
1/48th of the total number of shares granted vested on 08/29/2003 and 1/48th vested monthly thereafter beginning 09/07/2003.

(19)
6/48ths of the total number of shares granted vested on 09/02/2003 and 1/48th vested monthly thereafter beginning 09/26/2003.

(20)
2/48ths of the total number of shares granted vested on 09/30/2003 and 1/48th vested monthly thereafter beginning 10/07/2003.

(21)
1/48th of the total number of shares granted vested monthly beginning 11/27/2003.

(22)
1/48th of the total number of shares granted vested on 11/28/2003 and 1/48th vested monthly thereafter beginning 12/27/2003.

(23)
2/48ths of the total number of shares granted vested on 12/31/2003 and 1/48th vested monthly thereafter beginning 01/27/2004.

(24)
1/48th of the total number of shares granted vests monthly beginning 03/25/2004.

(25)
1/48th of the total number of shares granted vests monthly beginning 08/28/2004.

(26)
1/48th of the total number of shares granted vests monthly beginning 08/31/2004.

(27)
6/48ths of the total number of shares granted vested 09/01/2004 and 1/48th vests monthly thereafter beginning 09/25/2004.

(28)
1/48th of the total number of shares granted vests monthly beginning on 10/23/2004.

(29)
2/48ths of the total number of shares granted vested on 09/30/2004 and 1/48th vests monthly thereafter beginning 10/28/2004.

(30)
1/48th of the total number of shares granted vested monthly beginning 04/03/2005 through 02/03/2007 and 25/48ths vested on 03/03/2007.

(31)
9,230 shares vest on February 27, 2009, 15,000 shares vest 1/4 annually over four years beginning February 27, 2008, and 31,252 vest 1/3 annually over three years beginning 3/6/2008.

(32)
1/4 of the total number of shares granted vested on 2/1/2007 and 1/48th vest monthly thereafter beginning 3/1/2007.

(33)
11,533 shares vest on 2/27/2008 and 11, 532 on 2/27/2009, 37,500 shares vest annually over four years beginning February 27, 2008 and 19,998 shares vest 50% on each of February 1, 2008 and 2009.

(34)
1/4th of the total number of shares granted vested on 11/12/2002 and 1/48th vested monthly thereafter beginning 12/12/2002.

(35)
1/48th of the total number of shares granted vested monthly beginning 11/16/2003.

(36)
1/48th of the total number of shares granted vested on 11/28/2003 and 1/48th vested monthly thereafter beginning 12/16/2003.

(37)
2/48ths of the total number of shares granted vested on 12/31/2003 and 1/48th vested monthly thereafter beginning 01/16/2004.

(38)
1/48th of the total number of shares granted vests monthly beginning 02/17/2005.

(39)
1/48th of the total number of shares granted vested 02/28/2005 and 1/48th vests monthly thereafter beginning 03/17/2005.

(40)
2/48ths of the total number of shares granted vested on 03/31/2005 and 1/48th vests monthly thereafter beginning 04/17/2005.

(41)
6,920 shares vest on February 27, 2009, 20,000 shares vest 1/4 annually over four years beginning February 27,2008, 16,875 vest 1/3 annually over three years beginning March 3, 2008, 13,300 vest 1/4 annually over four years beginning May 9, 2008 and 11,917 vest on 3/3/2008.

(42)
1/4 of the total number of shares granted vested on 9/29/2005 and 1/48th vest monthly thereafter beginning 10/29/2005.

(43)
9,230 shares vest on February 27, 2009, 28,500 shares vest 1/4 annually over four years beginning February 27, 2008, and 15,000 vested on January 1, 2008 and 30,000 vest 1/3 annually over three years beginning March 6, 2008.

2007 Option Exercises and Stock Vested

The following table shows certain information about options exercised in 2007 by, and restricted stock vested in 2007 to, our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)

Deborah Dunsire	—	—	113,334	1,199,740
Marsha H. Fanucci	—	—	27,918	281,031
Christophe Bianchi	—	—	10,002	111,922
Nancy Simonian	110,834	816,055	17,543	179,640
Laurie B. Keating	76,187	244,841	25,000	268,300

Nonqualified Deferred Compensation

The following table shows information about nonqualified deferred compensation in 2007 for our named executive officers.

Name	Executive Contributions in Last FY($)		Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)(3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)

Deborah Dunsire(1)	79,833	(2)	—	26,585	—	700,711
Marsha H. Fanucci	—		—	—	—	—
Christophe Bianchi(1)	—		—	10,620	—	115,610
Nancy Simonian	—		—	—	—	—
Laurie B. Keating	—		—	—	—	—

(1)
Millennium contributed an amount into a tax deferred account for each of Dr. Dunsire and Dr. Bianchi under the terms of their employment agreements at the time they commenced employment with Millennium as discussed below under Employment Agreements and Change in Control Arrangements. The amounts reported for Dr. Dunsire in this table relate to her tax deferred account and to her account under our Nonqualified Deferred Compensation Plan. The amounts reported for Dr. Bianchi in this table relate solely to his tax deferred account.

(2)
Represents amount contributed by Dr. Dunsire under our Nonqualified Deferred Compensation Plan in 2007. This deferred amount is included in the Salary column in the Summary Compensation Table above. Excludes $7,333 of her 2007 salary that she contributed to the plan in the first quarter of 2008, which amount is also included in the Salary column of the Summary Compensation Table above.

(3)
None of the earnings in this column is included in the Summary Compensation Table because they were not preferential or above market.

Employment Agreements and Change in Control Arrangements

As discussed above under "Compensation of Executive Officers," we have employment agreements with each of our executive officers which provide benefits including compensation for termination under some circumstances. We also provide for benefits to our executive officers upon a change of control under our Key Employee Change of Control Severance Plan and our equity incentive plans.

Agreement with Deborah Dunsire:

Under our employment agreement with Deborah Dunsire, dated June 23, 2005, her employment with Millennium is at-will and may be terminated by Millennium at any time with or without cause. The agreement provides for an initial base salary of $800,000 to be reviewed annually based on her performance, the company's performance and other factors as determined by the Board of Directors. Under the agreement, she received a signing bonus of $300,000 within two weeks of her first day of employment.

Millennium granted Dr. Dunsire in connection with her commencement of employment an option to purchase a total of 450,000 shares of our common stock in three installments, on July 18, 2005, August 31, 2005 and September 30, 2005, with exercise prices equal to the fair market values on the dates of grant. The option vests over four years with one-fourth of the shares subject to the option vesting on the first anniversary of her employment and one forty-eighth monthly thereafter. Millennium also issued to her 200,000 shares of restricted stock, of which 20% vested on the second anniversary of her employment commencement date, 30% on the third anniversary and 50% on the fourth anniversary.

If Dr. Dunsire dies while employed by Millennium, the option and restricted stock granted in connection with the commencement of her employment will vest immediately and the option will remain exercisable until the earlier of three years following death or ten years after the date of grant. If Dr. Dunsire's employment with Millennium is terminated for any reason other than for Justifiable Cause or voluntarily by her for Good Reason, as those terms are defined in the employment agreement, all options and other equity awards that would have vested within one year following the termination will accelerate, immediately become fully vested and remain exercisable until the earlier of one year from the termination date or ten years after the date of grant.

As compensation relating to the value of her unvested stock options and restricted stock with her former employer, Millennium paid Dr. Dunsire $1,000,000 within two weeks of the commencement of her employment and issued her an additional 200,000 shares of restricted stock. This restricted stock vested 20% on the second anniversary of her employment commencement date and 30% on the third anniversary and vests 50% on the fourth anniversary. In the event of Dr. Dunsire's death or disability while employed by Millennium or her termination by Millennium for any reason other than for Justifiable Cause or voluntarily by her for Good Reason, any unvested shares of this restricted stock will immediately vest.

We have credited $500,000 to a tax-deferred account for Dr. Dunsire. She will become 40% vested in the account on the fourth anniversary of her employment date and an additional 10% of the account will vest on each anniversary thereafter. In the event of her termination of employment, we will pay to her the vested portion of the account in ten annual installments, adjusted to reflect the account's investment returns.

In addition, the agreement with Dr. Dunsire provides for reimbursement for certain relocation expenses, including a mortgage subsidy totaling $82,500 payable over a four-year period.

The agreement includes severance and change of control provisions. In the event Dr. Dunsire's employment is terminated by us other than for Justifiable Cause or as a result of disability or by her for Good Reason, each as defined in the agreement, then Millennium will pay her a lump sum equal to one-half of her base salary and a severance payment in periodic installments beginning six months after termination for 18 months equal to: (a) a pro rata share of her target bonus for the year in which the termination occurs, (b) one and one-half of her then current base salary, and (c) double her then current target bonus. As noted above, all of her equity awards that would vest in the one-year period following her termination will immediately vest in full and remain exercisable for one year.

In the event of a change of control, if within one month prior to or twelve months after the change of control Dr. Dunsire's employment with Millennium or its successor is terminated other than for Justifiable Cause or is terminated by her for Good Reason, all outstanding equity awards will become immediately vested, the severance benefits described above will also apply, and she will be eligible for an additional payment for tax gross-up.

Dr. Dunsire's employment agreement is filed as an exhibit to our Annual Report on Form 10-K that we filed with the SEC.

Agreements with named executive officers:

Millennium has employment agreements with Ms. Fanucci, Dr. Bianchi, Dr. Simonian and Ms. Keating. Each executive's employment with Millennium is at-will and may be terminated by Millennium at any time with or without cause. If the executive's employment is terminated without Justifiable Cause, as that term is defined in each of their agreements, then, subject to certain conditions, Millennium is obligated to pay the executive severance payments equal to twelve months' salary. Employment agreements with executive officers are filed as exhibits to our Annual Report on Form 10-K that we filed with the SEC.

Dr. Dunsire, Ms. Fanucci, Dr. Bianchi, Dr. Simonian and Ms. Keating hold stock options and restricted stock granted under various Millennium equity compensation plans. These plans provide that an employee's outstanding unvested stock options or awards will immediately vest in full if, during the period one month before through twelve months after the date of a Change of Control, either an employee voluntarily terminates his or her employment with us for Good Reason or we terminate his or her employment involuntarily without Cause. Change of Control, Good Reason and Cause are defined in the plans, which are filed as exhibits to our Annual Report on Form 10-K that we filed with the SEC.

Key Employee Change in Control Severance Plan:

Our Key Employee Change in Control Severance Plan provides separation pay and benefits to our employees at the level of Senior Vice President and above whose employment is involuntarily terminated without cause or who voluntarily terminate their employment for good reason within one month before or 12 months following the effective date of a change in control. Specifically, the Severance Plan provides for payment to the employee over a period of 12 to 24 months, depending on level, of an amount equal to the base salary for the period, the target bonus for the period, and the pro rata portion of the employee's target bonus for the year in which termination occurs equal to the portion of the year in which the employee is employed by us. In addition, we will pay, for a period of 12 to 18 months, depending on level, the portion of premiums for COBRA coverage for the employee and eligible dependents equal to the amount that we paid for group health insurance prior to termination. The Severance Plan also provides for excise tax gross-up payments subject to limitations. Any prior agreements relating to severance benefits that we entered into with any employee eligible to receive benefits under the Severance Plan are superseded to the extent the severance benefits payable under the Severance Plan exceed those provided for in any such prior agreement.

Stock Incentive Plans:

Our 2007 Incentive Plan and other of our equity incentive plans under which we have issued equity awards to our executive officers, provide for full accelerated vesting of stock awards for holders whose employment is involuntarily terminated without cause or who voluntarily terminate their employment for good reason within one month before or 12 months following the effective date of a change in control.

Nonqualified Deferred Compensation Plan:

Our Nonqualified Deferred Compensation Plan allows some senior level employees to elect to defer payment of base salary and annual bonus amounts within the limits of Internal Revenue Code Section 409A, until retirement or separation of service. Distribution of amounts deferred under the Plan are made in a lump sum or annual installments over three, five or ten years.

Potential Payments Upon Termination or Change of Control

The following tables describe the potential payments and benefits under the Company's compensation and benefit plans and arrangements to which the named executive officer would be entitled upon termination of employment. The amounts shown assume that the termination was effective as of December 31, 2007. The actual amounts which would be paid out to the executives can only be determined at the time of the executive's actual departure. In addition, the Compensation and Talent Committee may authorize additional payments in its discretion at the time an executive's employment is terminated.

The amounts shown in the tables include:

  •
  Amounts payable under the executive's employment agreement;

  •
  Amounts payable under our Key Employee Change in Control Severance Plan;

  •
  Market value of stock vesting upon termination under the provisions of our equity plans in the event of death or change of control; and

  •
  Earned but unpaid salary and vacation.

See "Employment Agreements and Change in Control Arrangements" on page 42 for a description of the executives' employment agreements, the Key Employee Change in Control Severance Plan, the Nonqualified Deferred Compensation Plan and accelerated vesting of stock awards under the Company's equity plans in the event of a change of control.

The amounts shown in the tables do not include:

  •
  Distributions of plan balances under the Company's 401(k) Plan, including the Company match portion;

  •
  Life insurance payments payable upon death of the executive;

  •
  Distributions under the Company's Nonqualified Deferred Compensation Plan; and

  •
  Distributions of plan balances under the tax-deferred compensation accounts set up for Dr. Dunsire and Dr. Bianchi under their employment agreements because no acceleration would take place.

Deborah Dunsire

Payments & benefits	Voluntary termination or termination by the Company With Justifiable Cause	Termination by the Company Without Justifiable Cause or by the executive for Good Reason	Termination 1 month prior or 12 months after a Change in Control of the Company Without Justifiable Cause or by the executive for Good Reason	Death	Disability

Earned but unpaid:
Salary	$36,667	$36,667	$36,667	$36,667	$36,667
Vacation	58,664	58,664	58,664	58,664	58,664
Severance benefits:
Lump sum payment	—	440,000	440,000	—	—
Total of periodic severance payments	—	3,960,000	3,960,000	—	—
Healthcare benefits	—	25,769	25,769	—	—
Acceleration of stock awards:
Market value of stock vesting on termination	—	3,881,388	10,796,833	10,796,833	2,396,800
280G Tax Gross Up:	n/a	n/a	—	n/a	n/a

Total Payment	$95,331	$8,402,488	$15,317,933	$10,892,164	$2,492,131

Marsha H. Fanucci

Payments & benefits	Voluntary termination or termination by the Company With Justifiable Cause	Termination by the Company Without Justifiable Cause or by the executive for Good Reason	Termination 1 month prior or 12 months after a Change in Control of the Company Without Justifiable Cause or by the executive for Good Reason	Death	Disability

Earned but unpaid:
Salary	$18,966	$18,966	$18,966	$18,966	$18,966
Vacation	14,750	14,750	14,750	14,750	14,750
Severance benefits:
Lump sum payment	—	—	—	—	—
Total of periodic severance payments	—	455,184	1,251,756	—	—
Healthcare benefits	—	17,179	25,769	—	—
Acceleration of stock awards:
Market value of stock vesting on termination	—	—	1,389,509	1,389,509	—
280G Tax Gross Up:	n/a	n/a	600,912	n/a	n/a

Total	$33,716	$506,079	$3,301,662	$1,423,225	$33,716

Christophe Bianchi

Payments & benefits	Voluntary termination or termination by the Company With Justifiable Cause	Termination by the Company Without Justifiable Cause or by the executive for Good Reason	Termination 1 month prior or 12 months after a Change in Control of the Company Without Justifiable Cause or by the executive for Good Reason	Death	Disability

Earned but unpaid:
Salary	$18,343	$18,343	$18,343	$18,343	$18,343
Vacation	30,054	30,054	30,054	30,054	30,054
Severance benefits:
Lump sum payment	—	—	—	—	—
Total of periodic severance payments	—	440,232	1,077,638	—	—
Healthcare benefits	—	17,179	25,769	—	—
Acceleration of stock awards:
Market value of stock vesting on termination	—	—	2,133,465	2,133,465	—
280G Tax Gross Up:	n/a	n/a	—	n/a	n/a

Total Payment	$48,397	$505,808	$3,285,269	$2,181,862	$48,397

Nancy Simonian

Payments & benefits	Voluntary termination or termination by the Company With Justifiable Cause	Termination by the Company Without Justifiable Cause or by the executive for Good Reason	Termination 1 month prior or 12 months after a Change in Control of the Company Without Justifiable Cause or by the executive for Good Reason	Death	Disability

Earned but unpaid:
Salary	$18,333	$18,333	$18,333	$18,333	$18,333
Vacation	20,604	20,604	20,604	20,604	20,604
Severance benefits:
Lump sum payment	—	—	—	—	—
Total of periodic severance payments	—	440,000	1,210,000	—	—
Healthcare benefits	—	17,179	25,769	—	—
Acceleration of stock awards:
Market value of stock vesting on termination	—	—	1,089,055	1,089,055	—
280G Tax Gross Up:	n/a	n/a	549,788	n/a	n/a

Total	$38,937	$496,116	$2,913,549	$1,127,992	$38,937

Laurie B. Keating

Payments & benefits	Voluntary termination or termination by the Company With Justifiable Cause	Termination by the Company Without Justifiable Cause or by the executive for Good Reason	Termination 1 month prior or 12 months after a Change in Control of the Company Without Justifiable Cause or by the executive for Good Reason	Death	Disability

Earned but unpaid:
Salary	$16,458	$16,458	$16,458	$16,458	$16,458
Vacation	23,567	23,567	23,567	23,567	23,567
Severance benefits:
Lump sum payment	—	—	—	—	—
Total of periodic severance payments	—	395,000	965,453	—	—
Healthcare benefits	—	17,179	25,769	—	—
Acceleration of stock awards:
Market value of stock vesting on termination	—	—	1,577,073	1,577,073	—
280G Tax Gross Up:	n/a	n/a	—	n/a	n/a

Total	$40,025	$452,204	$2,608,320	$1,617,098	$40,025

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2007. For additional information about our equity compensation plans, see Note 10 of our consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. As required by SEC rules, we include in footnote (2) to this table a brief description of the material features of our equity compensation plans that have not been approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	19,553,380	16.16	27,130,644	(4)
Equity compensation plans not approved by security holders(2)(3)	328,344	24.38	—	(4)
Total	19,881,724	16.29	27,130,644	(4)

(1)
Includes our:

•
1993 Incentive Stock Plan

•
1996 Equity Incentive Plan

  •
  1997 Equity Incentive Plan

  •
  2000 Stock Incentive Plan

  •
  2007 Incentive Plan

  •
  1996 Employee Stock Purchase Plan

  •
  2003 Employee Stock Purchase Plan For Employees of Non-U.S. Subsidiaries and Affiliated Entities

(2)
Includes our:

•
COR Therapeutics, Inc. 1991 Equity Incentive Plan, which we assumed in our merger with COR Therapeutics, Inc. and under which we did not subsequently issue awards. No additional awards may be issued under this plan.

Under this plan, COR issued incentive stock options, satisfying Section 422 of the Internal Revenue Code, or ISOs, to employees and nonqualified stock options, or NQOs, stock bonuses and restricted stock awards to employees, directors and consultants. Options and restricted stock awards were granted at not less than the fair market value of COR common stock on the date of grant and stock bonuses were issued for no consideration or nominal consideration. Options, restricted stock awards and stock bonuses are exercisable only under the conditions that they were originally issued, but generally include a requirement for continued employment or service. Options granted under this plan have been made exercisable over a period of between three and five years and are exercisable for a maximum period of ten years. The plan provides for full vesting of options and restricted stock awards held by employees who terminate their employment due to a constructive termination or are terminated without cause within the period one month before and 24 months after a change of control. Upon termination of employment or specified other relationships with us, options issued under the plan remain exercisable for a period of three months and we have the right to repurchase any portion of a restricted stock award subject to our right to repurchase for a period of three months. As of December 31, 2007 there were 192,523 shares issuable upon exercise of outstanding options.

•
1997 Equity Incentive Plan of Millennium BioTherapeutics, Inc., which we assumed in our merger with Millennium BioTherapeutics, Inc. and under which we subsequently issued options. No additional options or awards may be issued under this plan.

Under this plan, ISOs were issued to our employees and NQOs and restricted stock awards were granted to our employees, directors, consultants and advisors. Options and restricted stock awards were granted at not less than the fair market value of our common stock on the date of grant and were made exercisable only under the conditions that our Board of Directors established, but generally included a requirement for continued employment or service. Options granted under this plan are exercisable for a maximum period of ten years. New hire grants are typically exercisable on the first anniversary of the grant date for 25% of the shares granted and an additional 2.083% monthly for three years thereafter and grants to current employees are typically exercisable monthly for 2.083% beginning one month from the date of grant. Restricted stock awards granted under this plan contain a lapsing right of repurchase whereby we maintain a right to repurchase 100% of the common stock until the first anniversary of the grant date, 75% of the common stock immediately thereafter and reduced by an additional 2.083% monthly for three years thereafter. This plan was amended in December 2002 to provide for full vesting of options and restricted stock awards for holders who terminate their employment for good reason or are terminated without cause within the period one month before and one year after a change of control. Upon termination of employment, options issued under the plan remain exercisable for a period of thirty days and we have the right to repurchase any portion of a restricted stock awards subject to our right to repurchase for a period of three months. As of December 31, 2007 there were 135,821 shares issuable upon exercise of outstanding options.

(3)
Does not include outstanding options to purchase 62,553 shares of our common stock under specified equity plans assumed through various mergers and acquisitions. At December 31, 2007, these assumed options had a weighted-average exercise price of $12.45 per share. No additional options or awards may be issued under these assumed plans.

(4)
The maximum number of shares of common stock available for awards of restricted stock, restricted stock units or other awards payable in the form of common stock that either require no purchase by the participant or do not condition vesting upon achieving specified performance goals is 50% of the common stock authorized under the 2007 Incentive Plan (excluding any awards that have returned to the pool of shares available for grant in accordance with the terms of the Plan). As of December 31, 2007 there were 104,282 shares issued as restricted stock under the 2007 Plan.

Proposal 2 – Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Board of Directors recommends a vote FOR Proposal 2.

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2008 annual meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP. If stockholders do ratify this appointment, the Audit Committee, which has direct authority to engage independent registered public accounting firms, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of Millennium and our stockholders.

The Audit Committee has approved all services provided to Millennium by Ernst & Young LLP during 2007. Representatives of Ernst & Young LLP are expected to be present at the 2008 annual meeting of stockholders. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of Millennium's financial statements, systems of internal control and the independence and performance of the independent registered public accounting firm. The Committee's specifically enumerated powers and responsibilities include hiring and terminating the independent registered public accounting firm, preapproving any engagements of the independent registered public accounting firm, receiving and reviewing the reports of the Chief Executive Officer and Chief Financial Officer required by Section 302 of the Sarbanes-Oxley Act of 2002 and Rule 13a-14 of the Securities Exchange Act of 1934, and reviewing Millennium's risk management, ethics and compliance programs.

The Committee is currently composed of three of Millennium's independent, non-employee directors. The Board of Directors and the Committee believe that the Committee's current member composition satisfies the listing standards of the NASDAQ Global Select Market that govern audit committee composition, including the requirements that:

  •
  all Committee members are "independent directors" as that term is defined by NASDAQ Stock Market Rule 4200(a)(15);

  •
  all Committee members are able to read and understand fundamental financial statements; and

  •
  at least one Committee member is an "audit committee financial expert" as defined by 17 CFR Part 228.41(e).

The Committee and the Board of Directors have determined that the Committee Chairman, Robert F. Friel, Norman C. Selby and Anthony H. Wild each qualify as an "audit committee financial expert" and that each is independent from Millennium's management under the Securities Exchange Act of 1934 and NASDAQ Global Select Market listing standards.

In 2007, the Committee oversaw the efforts of Millennium's internal audit function and its development of an enterprise risk management program. The Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's report on management's assessment and the effectiveness of the Company's internal control over financial reporting.

Millennium has a Chief Compliance Officer who regularly interacts with members of Millennium's functional departments to ensure effective implementation of the Company's Code of Conduct. The Compliance Officer reports to the Audit Committee at each Audit Committee meeting. A schedule for direct reporting of senior-level employees responsible for compliance functions was established to enable the Committee to actively engage directly with those responsible for compliance. Reports on the compliance program and reports from individual employees, as well as the results from compliance audits were presented to the Committee in 2007. Additional compliance related presentations are planned throughout 2008.

In 2007, the Committee held eight meetings.

The Committee operates under a written charter adopted by the Committee that reflects standards contained in the NASDAQ rules. The Committee reviews this charter annually.

Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, SEC rules and other professional standards require the independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of the audit, including:

  •
  the independent registered public accounting firm's responsibilities under generally accepted auditing standards;

  •
  the independent registered public accounting firm's judgments about the quality of Millennium's accounting principles;

  •
  the adoption of, or a change in, accounting principles;

  •
  sensitive accounting estimates;

  •
  accounting for significant unusual transactions and for controversial or emerging areas;

  •
  significant audit adjustments;

  •
  unadjusted audit differences considered to be immaterial;

  •
  other information in documents containing audited financial statements;

  •
  total fees for services and types of services rendered;

  •
  disagreements with management on financial accounting and reporting matters;

  •
  major issues discussed with management prior to retention;

  •
  consultation with other accountants;

  •
  serious difficulties encountered in dealing with management when performing the audit;

  •
  material errors, fraud and illegal acts;

  •
  critical accounting policies and practices;

  •
  material alternative treatments discussed with management;

  •
  other written communications with management; and

  •
  significant deficiencies and material weaknesses identified during the audit.

The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this Statement.

Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, requires the independent registered public accounting firm to communicate, both orally and in writing, at least annually, with the Committee regarding all relationships between the independent registered public accounting firm and Millennium that, in the professional judgment of the independent registered public accounting firm, may reasonably be thought to bear on their independence. The Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP, Millennium's independent registered public accounting firm, required by this Standard, and the Committee has discussed with Ernst & Young their independence. When considering Ernst & Young's independence, the Committee considered whether their provision of services to Millennium beyond those rendered in connection with their audit and reviews of Millennium's consolidated financial statements was compatible with maintaining their independence and discussed with them any relationships that may impact their objectivity and independence. The Committee also reviewed, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services in 2007. Information about the independent registered public accounting firm's fees for 2007 is included below in this proxy statement under Independent Registered Public Accounting Firm. Based on these discussions and considerations, the Committee is satisfied as to the independent registered public accounting firm's independence.

The Committee has reviewed and discussed with management and the independent registered public accounting firm Millennium's audited consolidated financial statements as of and for the year ended December 31, 2007, and the Committee recommended to the Board of Directors that these audited consolidated financial statements be included in Millennium's Annual Report on Form 10-K for the year ended December 31, 2007. The Committee has also selected Ernst & Young LLP as Millennium's independent registered public accounting firm for the fiscal year ending December 31, 2008.

By the Audit Committee Robert F. Friel, Chairman Norman C. Selby Anthony H. Wild, Ph.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected the firm of Ernst & Young LLP as Millennium's independent registered public accounting firm for 2008. Ernst & Young LLP has served as our independent auditors since Millennium's inception.

        Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Aggregate Fees for 2007 and 2006

        This table shows the aggregate fees billed to Millennium for the fiscal years ended December 31, 2007 and December 31, 2006 by Ernst & Young LLP.

	2007		2006
Audit Fees:	$721,747	(a)	$813,040	(a)
Audit-Related Fees:	36,129	(b)	67,447	(b)
Tax Fees:	107,788	(c)	58,816	(c)

(a)
All of these fees are for the audit of our financial statements and our internal control over financial reporting for 2007 and 2006, respectively, for quarterly reviews, registration statements and accounting consultations related to the audited financial statements.

(b)
Audit-related fees:

	2007	2006
Employee benefit plan audits	$18,300	$16,000
Other accounting consultations	17,829	51,447
(c)
Tax fees:

	2007	2006
Tax return preparation and review	$84,309	$40,701
Tax consultations	23,479	18,115

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

        All of the Ernst & Young LLP fees for 2007 and 2006 shown above were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

ADDITIONAL INFORMATION

Stockholder Proposals for 2009 Annual Meeting

        Proposals to be included in the proxy statement.    Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2009 Annual Meeting of Stockholders, the proposal must be received by us, attention: Corporate Secretary, at our principal executive offices by December 12, 2008.

        Other proposals (not to be included in the proxy statement).    Under our By-Laws, a stockholder must follow specified procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Corporate Secretary at our principal executive offices. We must receive the notice of a stockholder's intention to introduce a nomination or proposed item of business at our 2009 annual meeting of stockholders no earlier than 90 days, and no later than 60 days, before the date of the 2009 annual meeting.

        However, if less than 70 days' notice or prior public disclosure of the date of the 2009 annual meeting is given or made, notice by the stockholder must be received no later than the close of business on the 10th day following the date on which the notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2009 annual meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or telephone or e-mail Investor Relations at 617-679-7000 or info@mlnm.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

By Order of the Board of Directors,

Joel S. Goldberg, Secretary
April 11, 2008

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DESIGNATION (IF ANY)

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 22, 2008.

Vote by Internet

•                Log on to the Internet and go to
www.investorvote.com

•                Follow the steps outlined on the secured website.

Vote by telephone

•                Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•                Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors: To elect ten directors to hold office for a one-year term until the 2009 annual meeting of stockholders.

	For	Withhold

01 - Deborah Dunsire	☐	☐

02 - Robert F. Friel	☐	☐

03 - A. Grant Heidrich, III	☐	☐

04 - Charles J. Homcy	☐	☐

05 - Raju S. Kucherlapati	☐	☐

06 - Jeffrey M. Leiden	☐	☐

07 - Mark J. Levin	☐	☐

08 - Norman C. Selby	☐	☐

09 - Kenneth E. Weg	☐	☐

10 - Anthony H. Wild	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name(s) appear(s). Each owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, an authorized officer should sign and indicate his or her title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.

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Dear Stockholder:

There are issues related to the management and operation of Millennium that require your immediate attention and approval. These are discussed in detail in the proxy statement for the 2008 Annual Meeting of Stockholders.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

If you would like to vote over the Internet or by telephone, follow the instructions for voting below. To vote by mail, please mark the box on the proxy card to indicate how your shares will be voted. Then sign the card and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 22, 2008.

Thank you for your prompt consideration of these matters.

Sincerely,

Millennium Pharmaceuticals, Inc.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — MILLENNIUM PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders - May 22, 2008

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Deborah Dunsire, Marsha H. Fanucci,
Laurie B. Keating and Joel S. Goldberg or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2008 Annual Meeting of Stockholders of Millennium Pharmaceuticals, Inc. to be held at 10:00 a.m. ET at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138 and at any postponements or adjournments thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting and, in their discretion, upon any other matters which may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.